Exhibit 4.63

EXECUTION COPY

CANWEST GLOBAL COMMUNICATIONS CORP.

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CANWEST MEDIAWORKS INC.

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CANWEST MEDIAWORKS LIMITED PARTNERSHIP

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CANWEST MEDIAWORKS (CANADA) INC.

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CWMW TRUST

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CANWEST MEDIAWORKS INCOME FUND

ACQUISITION AND INVESTMENT AGREEMENT

October 13, 2005

Osler, Hoskin & Harcourt LLP

(continued)

(continued)

SCHEDULE 1.1(a) ENVIRONMENTAL REPORTS

SCHEDULE 1.1(b) EXCLUDED ASSETS

SCHEDULE 1.1(c) LEASED REAL PROPERTY

SCHEDULE 1.1(d) PENSION AND OTHER BENEFIT PLANS

SCHEDULE 1.1(e) PERMITTED ENCUMBRANCES

SCHEDULE 1.1(f) TRANSFERRED CONTRACTS

SCHEDULE 1.1(g) TRANSFERRING EMPLOYEES

SCHEDULE 2.1 FORM OF LP CONVERTIBLE NOTE

(continued)

Page
SCHEDULE 3.2 FORM OF LP NOTE

SCHEDULE 8.1(d) CAPITALIZATION OF CPI

SCHEDULE 10.12 FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

SCHEDULE 13.4 ARBITRATION PROCEDURES

THIS ACQUISITION AND INVESTMENT AGREEMENT is made the 13th day of October, 2005

BETWEEN:

CANWEST GLOBAL COMMUNICATIONS CORP., a corporation governed by the laws of Canada (“CanWest”)

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CANWEST MEDIAWORKS INC., a corporation governed by the laws of Manitoba, (“Vendor”)

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CANWEST MEDIAWORKS LIMITED PARTNERSHIP, a limited partnership governed by the laws of Ontario, (“Purchaser” or “Limited Partnership”) by its general partner, CanWest MediaWorks (Canada) Inc.

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CANWEST MEDIAWORKS (CANADA) INC., a corporation governed by the laws of Canada, ( “General Partner”)

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CWMW TRUST, a trust formed under the laws of Ontario, (“Trust”)

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CANWEST MEDIAWORKS INCOME FUND, a trust formed under the laws of Ontario, (“Fund”)

RECITALS:

A.	CanWest owns and operates, indirectly through its subsidiaries, media businesses in Canada and internationally.

B.	CanWest has completed a preliminary reorganization to (a) consolidate its Canadian media operations and supporting assets in the Vendor, a corporation resulting from an amalgamation on September 1, 2005 and in CanWest MediaWorks Publications Inc. (“CPI”), a corporation resulting from the amalgamation on August 31, 2005 of a number of corporations owning and operating CanWest’s print media businesses, which is a wholly-owned subsidiary of the Vendor, and (b) settle certain intercompany accounts and repay a portion of the CPI Debt.

C.	The Vendor has agreed to sell all of its Canadian print and online media business and certain ancillary and supporting businesses in Canada, including the CPI Shares and CPI Debt, other than the National Post and certain other excluded assets, to the Purchaser and to sell the CPI Special Voting Shares to the General Partner.

D.	The Fund intends to complete an initial public offering (the “Offering”) of Fund Units to the public under the Prospectus.

E.	Concurrently with the closing of the Offering, the General Partner, Trust and the Vendor, will enter into an amended and restated agreement of limited partnership in respect of the Limited Partnership.

F.	The Fund will apply the proceeds from the Offering to subscribe for Trust Notes and Trust Units (defined below), with 80% of the proceeds being used to acquire Trust Notes and 20% of the proceeds being used to subscribe for Trust Units.

G.	Trust, in turn, will apply the subscription proceeds that it receives from the Offering to subscribe for Class A Units.

H.	The Purchaser, in turn, will use the subscription proceeds that it receives from Trust together with the proceeds from borrowings made by the Purchaser under the New Credit Facilities to repay the LP Note.

I.	If the Over-Allotment Option is exercised, the Fund shall subscribe for common shares of General Partner, Trust Units and Trust Notes, Trust shall subscribe for Class A Units and the Purchaser shall repay all or a portion of the LP Convertible Note.

J.	If, following the expiry of the Over-Allotment Option, a portion of the LP Convertible Note remains outstanding, the Purchaser shall exercise its conversion rights under the LP Convertible Note to convert the remainder of the LP Convertible Note into Class B Units.

K.	Immediately following the completion of the Offering, the Fund will, indirectly through Trust, hold 59,125,000 Class A Units (representing approximately 27.7% of total number of the outstanding LP Units and assuming exercise of the Over-Allotment Option in full) and the Vendor will hold 154,137,703 Class B Units (assuming exercise of the Over-Allotment Option in full), being the balance of the outstanding LP Units.

L.	The Vendor and the Fund will also own common shares of the General Partner in the same proportions as their ownership of the Limited Partnership.

THEREFORE, the parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms have the meanings set out below:

“Accounts Payable” means any and all amounts due and owing by the Vendor in respect of the Directly-Held Businesses to their respective employees, traders, suppliers and other Persons in the ordinary course of business (excluding amounts payable to CanWest Affiliates other than CPI) as of the Closing Date, other than any and all amounts due and owing in respect of income Taxes owing by the Vendor for periods ending on or prior to the Closing Date;

“Accounts Receivable” means any and all accounts receivable, bills receivable, trade accounts, book debts and insurance claims recorded as receivable in the Books and Records in connection with the Directly-Held Businesses, amounts receivable from employees of the Directly-Held Businesses, sundry amounts receivable and any other amounts due to the Vendor in respect of the Directly-Held Businesses, including (i) any and all refunds and rebates other than refunds and rebates in respect of Taxes of the Vendor, (ii) amounts receivable from CPI, and (iii) the benefit of all security (including cash deposits), guarantees and other collateral held by the Purchased Businesses, but excluding amounts receivable from any other CanWest Affiliate.

“Accrued Liabilities” means any and all accrued liabilities of the Vendor in respect of the Directly-Held Businesses incurred in the ordinary course, including (i) accruals in respect of base pay or salary and amounts accrued to reflect the obligations to the Transferring Employees, (ii) vacation pay, (iii) accruals for goods and services received but for which invoices have not yet been rendered by suppliers, and (iv) customer rebates and allowances;

“Affiliate” of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly, and with reference to CanWest for the purposes of this Agreement means all such Affiliates other than the General Partner, the Limited Partnership and their respective Subsidiaries, and “control” and any derivation thereof means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise;

“Agreement” means this Acquisition and Investment Agreement, including all schedules, and all amendments or restatements, as permitted, references to “Article”, “Section” or “Subsection” mean the specified article, section or subsection of this Agreement and references to “Schedules” means the schedules attached to this Agreement;

“Ancillary Agreements” means the Securityholders’ Agreement, the Liquidity and Exchange Agreement, the Partnership Services Agreement, the Executive Advisory Services Agreement; the CanWest Services Agreement; the Fund Support Agreement; the Strategic Opportunities and Non-Competition Agreement, the Cooperation and Confidentiality Agreement, the National Post Affiliation and Support Services Agreement, the Affiliation Agreement, the Sales Representation and Agency Services Agreement, the NP Electronic Storage and Retrieval Agreement, the Trade-Mark Licence Agreement, the Insurance Premium Sharing Agreement and the lease with respect to 1450 Don Mills Road, each of which is to be entered into on the date of this Agreement;

“arm’s length” has the meaning that it has for purposes of the Tax Act;

“Assignment and Assumption Agreement” has the meaning attributed to such term in Section 10.12(a);

“Assumed Liabilities” means (a) the Accounts Payable and Accrued Liabilities, (b) the liabilities and obligations of the Vendor in respect of the Directly-Held Businesses accruing due in respect of the period on or after the Closing Date under the Contracts, the Governmental Authorizations, the Permitted Encumbrances, and (c) all liabilities and obligations of the Vendor in respect of the Transferring Employees, the Pension Plans and the Non-Pension Benefit Plans;

“Auditors” means PricewaterhouseCoopers LLP, Chartered Accountants;

“Books and Records” means books and records of the Vendor relating principally to the Directly-Held Businesses, including financial, corporate, operations and sales books, records, books of account, sales and purchase records, lists of suppliers and customers, consents, approvals, authorizations, contracts, Transferring Employees’ files, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, assessments, correspondence, and other data and information, financial or otherwise, including all data and information stored on computer-related or other electronic media;

“Business Day” means any day, other than a Saturday, Sunday or statutory holiday, on which commercial banks in Toronto, Ontario and Winnipeg, Manitoba are open for commercial banking business during normal banking hours;

“CanWest” means CanWest Global Communications Corp.;

“CanWest Entities” means CanWest and any Affiliate of CanWest which is a party to this Agreement or any of the Ancillary Agreements;

“Claim” includes claims, demands, complaints, grievances, actions, suits, causes of action, Orders, charges, indictments, prosecutions, informations or other similar process, assessments or reassessments, judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, including, where applicable, loss of profits, loss of value, professional fees, including fees of legal counsel on a substantial indemnity basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

“Class A Units” means class A units of the Limited Partnership;

“Class A Unit Subscription Price” has the meaning attributed to such term in Section 7.1;

“Class A Unit Over-Allotment Subscription Price” has the meaning attributed to such term in Section 7.3;

“Class B Units” means class B units of the Limited Partnership;

“Clients” has the meaning given in Section 13.10;

“Closing Date Financial Statement” means the consolidated balance sheet of the Limited Partnership and its Subsidiaries as at the Closing Date, together with an unqualified opinion of the Auditors to the effect that the Closing Date Financial Statement has been prepared in accordance with GAAP and presents fairly in all material respects, the assets and the liabilities of the Purchased Businesses;

“Closing Date” means October 13, 2005 unless the parties otherwise agree in writing;

“Closing Time” means 8 o’clock a.m. (Toronto time), on the Closing Date, or the Over-Allotment Closing Date, as the case may be, or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

“Closing” means the completion of the sale to and purchase by the Purchaser of the Purchased Assets and Purchased Debt under this Agreement;

“Collective Agreements” means the collective agreements relating to the Purchased Businesses by which the Vendor, CPI or any Subsidiary of CPI is bound;

“Contracts” means any contracts, licences, leases, agreements, commitments, entitlements or engagements, whether written or oral, and including the Transferred Contracts, to which the Vendor in respect of the Directly-Held Businesses is a party or bound by or under which the Vendor in respect of the Directly-Held Businesses has, or will have, any liability or contingent liability, and includes quotations, orders or tenders for any contract which remain open for acceptance and warranties or guarantees (express or implied);

“Cost-Sharing Agreement” means the cost sharing agreement between the Vendor, the Purchaser and the Fund dated October 12, 2005;

“CPI” has the meaning given in Recital B;

“CPI Debt” means the 13 promissory notes in the aggregate amount of $2,358,943,744 issued by CPI to the Vendor as evidenced by the promissory notes attached as Exhibit A;

“CPI Shares” means all of the issued and outstanding common shares of CPI;

“CPI Special Voting Shares” means the all of the issued and outstanding redeemable and retractable multiple voting shares in the capital of CPI;

“CPI Special Voting Share Purchase Price” has the meaning given in Section 3.2;

“Directly-Held Assets” means all of the Vendor’s right, title and interest in, to and under the assets, property and undertaking, owned or used or held by Vendor for use in, or relating principally to the operation of, the Directly-Held Businesses, including the following properties, assets and rights:

(a)	the assets comprising the Vendor’s “CanWest Business Services” division, including such of those assets owned by CanWest Media Inc. immediately prior to the September 1, 2005 amalgamation;

(b)	the assets comprising the Vendor’s “CanWest Information Technology Group” division, including such of those assets owned by CanWest Media Inc. immediately prior to the September 1, 2005 amalgamation;

(c)	the assets comprising the Vendor’s “Reach Canada” division, including such of those assets owned by Reach Canada Contact Centre Limited immediately prior to the September 1, 2005 amalgamation;

(d)	to the extent not already included in paragraph (a), (b) or (c):

(i)	the Accounts Receivable;

(ii)	the Books and Records;

(iii)	the Contracts;

(iv)	the Governmental Authorizations;

(v)	the Inventories;

(vi)	the Prepaid Expenses and Deposits;

(vii)	the Leased Real Property;

(viii)	the Tangible Personal Property;

(ix)	the Technology; and

(x)	the Goodwill;

other than, for greater certainty, the Excluded Assets;

“Directly-Held Businesses” means those of the Purchased Businesses comprising assets owned or leased directly by the Vendor and, for certainty, does not include the business carried on by CPI;

“Encumbrances” means pledges, liens, charges, security interests, leases, title retention agreements, mortgages, restrictions, developments or similar agreements, easements, rights-of-way, title defects, options or adverse claims or encumbrances of any kind or character whatsoever;

“Environmental Approvals” means permits, certificates, licences, authorizations, consents, agreements, instructions, directions, registrations or approvals required by a Governmental Authority pursuant to an Environmental Law with respect to the operation of the Purchased Businesses or relating to the Purchased Assets;

“Environmental Laws” means any federal, provincial, municipal or local law, statute, by-law, ordinance, regulation, rule, order, decree, permit, agreement, judicial or administrative decision, injunction or legally binding requirement of any government authority which relates to or otherwise imposes liability or standards of conduct concerning discharges, spills, releases or threatened releases of noises, odours or any substances into, or the presence of noises, odours or any substances in, ambient air, general or surface water or land, municipal or other works (including sewers and storm drains), the protection of health, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, discharge, release, disposal, clean-up, transport or handling of substances as now or at any time hereinafter in effect;

“Environmental Reports” means the environmental reports-describe relating to the Purchased Businesses listed and described in Schedule 1.1(a);

“ERDC Claim” means the legal proceedings entitled ERDC (Electronic Rights Defence Committee) v. Southam Inc, CanWest et. al., case number 500-06-000035-978 commenced in the Superior Court of the District of Montréal;

“Excluded Assets” means the assets and operations listed and described in Schedule 1.1(b);

“Fund” means CanWest MediaWorks Income Fund, a trust established under the laws of the Province of Ontario pursuant to the Fund Declaration of Trust;

“Fund Declaration of Trust” means the amended and restated declaration of trust, dated as of the 13th day of October, 2005, pursuant to which the Fund is existing, as the same may be amended and/or restated from time to time;

“Fund Units” means trust units of the Fund authorized and issued in accordance with the Fund Declaration of Trust and for the time being outstanding and entitled to the benefits thereof;

“GAAP” means generally accepted accounting principles as defined by the Accounting Standards Board of the Canadian Institute of Chartered Accountants in the Handbook of the Canadian Institute of Chartered Accountants as they exist on the date of this Agreement;

“General Partner” means CanWest MediaWorks (Canada) Inc.;

“GP Common Shares” means common shares in the capital of General Partner;

“GP Preferred Shares” means redeemable and retractable preferred shares in the capital of the General Partner;

“Goodwill” means the goodwill of the Directly-Held Businesses and relating to the Directly-Held Assets, and information and documents relevant thereto, including lists of customers and suppliers, credit information, telephone and facsimile numbers, research materials, research and development files and the exclusive right of the Purchaser to represent itself as carrying on the Directly-Held Businesses in succession to the Vendor;

“Governmental Authority” means any government, regulatory authority, governmental department, agency, agents, commission, bureau, official, minister, Crown corporation, court, body, board, tribunal, stock exchange or dispute settlement panel:

(a)	having or purporting to have jurisdiction on behalf of any nation, province, territory, state or other geographic or political subdivision thereof; or

(b)	exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Governmental Authorizations” means authorizations, approvals, including Environmental Approvals, licences or permits issued to the Vendor relating to the Directly-Held Businesses or any of the Purchased Assets by or from any Governmental Authority;

“Head Office Operations” means the Winnipeg head office operations of CanWest including such operations of CanWest and the Vendor at 201 Portage Avenue, CanWest Global Place, Winnipeg, MB, R3B 3L7;

“Hollinger Arbitration” means the arbitration proceedings between CanWest and Hollinger International Inc. and certain of its Affiliates commenced by statement of claim dated October 4, 2004 pursuant to the arbitration procedures in the Transaction Agreement, and includes the proceedings between CanWest and The National Post Company, as plaintiffs, and Hollinger Inc., Hollinger International Inc., The Ravelston Corporation Limited and Ravelston Management Inc., as defendants, Ontario Superior Court of Justice case number 03-CV-260727 CM1, commenced December 17, 2003;

“Indemnified Party” has the meaning given in Section 12.6;

“Indemnifying Party” has the meaning given in Section 12.6;

“Information Technology” means computer hardware, software in source code and object code form (including documentation, interfaces and development tools), licences, websites for the Directly-Held Businesses, databases, telecommunications equipment and facilities and other information technology systems owned, licensed used or held by the Vendor and relating principally to the Directly-Held Businesses;

“Intellectual Property” means intellectual property rights, whether registered or not, owned, used or held by the Vendor for use exclusively in connection with the Directly-Held Businesses, other than any Excluded Assets, including:

(a)	inventions;

(b)	trade-marks, trade dress, trade-names, business names and other indicia of origin; and

(c)	copyrights.

“Inventories” means inventories of every kind and nature and wheresoever situate of the Directly-Held Businesses including inventories of raw materials, work-in-progress, finished goods and by-products, other operating supplies and packaging materials but excluding for certainty any and all amounts which are the property of the National Post Company or otherwise related principally to the National Post or which relate principally to the Head Office Operations or other Excluded Assets;

“Laws” means existing applicable statutes, by-laws, rules, regulations, Orders, ordinances or judgments, in each case of any Governmental Authority having the force of law;

“Leased Real Property” means land and/or premises which are used by the Vendor principally in connection with the Directly-Held Businesses which are leased, subleased, licensed or otherwise occupied by the Vendor and the interest of the Vendor in plants, buildings, structures, fixtures, erections, improvements, easements, rights of way, spur tracks and other appurtenances situate on or forming part of such premises including the land and premises listed in Schedule 1.1(c);

“Limited Partnership” means CanWest MediaWorks Limited Partnership, a limited partnership governed by the laws of Ontario;

“LP Convertible Note” means a promissory note of the Purchaser convertible into Class B Units at the option of the holder issued to the Vendor in the form attached as Schedule 2.1.;

“LP Note” means a non-interest bearing demand promissory note of the Purchaser issued to the Vendor in the form attached as Schedule 3.2;

“LP Units” means, collectively, the Class A Units and the Class B Units as constituted in accordance with the Partnership Agreement;

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties or business of the Purchased Businesses, taken as a whole, after giving effect to this Agreement and the transactions contemplated hereby, other than any such effect resulting from industry-wide conditions or general economic conditions affecting the media industry;

“Material Contracts” means all agreements relating to the Purchased Businesses to which the Vendor, CPI or a Subsidiary of CPI is a Party that would (i) reasonably be expected to result in revenues to the Purchased Businesses of more than $500,000 in any one (1) fiscal year or result in expenditures by the Purchased Businesses of more than $500,000 in any one (1) fiscal year, or (ii) reasonably be expected to result in a Material Adverse Change if the Purchaser were not able to enforce the terms thereof;

“Misrepresentation” means (i) an untrue statement of a material fact or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

“Montreal Compositors’ Grievance” means the arbitration proceedings between the Vendor and the Compositors at the Montréal Gazette relating to failure by the Montréal Gazette to exchange “last and final offers” prior to locking out the Compositors in 1996;

“Non-Assignable Rights” has the meaning given in Section 4.1;

“Non-Pension Benefit Plans” means all non-pension benefit plans providing benefits to the Transferring Employees (and their eligible spouses, beneficiaries and dependants), including, without limitation, those Non-Pension Benefit Plans listed or described in Schedule 1.1(d);

“Non-Transferring Employees” has the meaning given in Subsection 10.13(d);

“Non-Unionized Employees” has the meaning given in Subsection 10.13(b);

“Notice” has the meaning given in Section 13.2;

“Offering” means the offering of trust units of the Fund to the public pursuant to the Prospectus, which offering is to be completed on the Closing Date;

“Orders” means orders, injunctions, judgments, administrative complaints, decrees, rulings, awards, assessments, directions, instructions, penalties or sanctions issued, filed or imposed by any Governmental Authority or arbitrator;

“Ordinary Course” means, with respect to any action taken by any Person, that such action is consistent in all material respects with past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person;

“Original Claim” has the meaning given in Section 12.5;

“Over-Allotment Closing Date” means a date on which the completion of the issue of Fund Units pursuant to the exercise of the Over-Allotment Option occurs;

“Over-Allotment Closing” means the completion of a transaction of purchase and sale contemplated in Section 6.2 of this Agreement;

“Over-Allotment Option” means the option granted by the Fund to the Underwriters pursuant to the Underwriting Agreement, exercisable within 30 days of the date of this Agreement, to purchase up to a total of 4,125,000 additional Fund Units in aggregate;

“Over-Allotment Proceeds” means, in respect of any exercise of the Over-Allotment Option by the Underwriters, the gross proceeds received by the Fund from the issuance of Fund Units on such exercise of the Over-Allotment Option;

“Parties” means the parties to this Agreement, and “Party” means any one of them;

“Partnership Agreement” means the amended and restated limited partnership agreement dated October 13, 2005 among General Partner, the Vendor and the Trust and each Person who is admitted as a limited partner from time to time;

“Partnership Services Agreement” means the administrative services agreement to be dated the Closing Date between the Vendor (or an Affiliate of the Vendor) and the Limited Partnership providing for services to be delivered by CanWest and its Affiliates to the Limited Partnership;

“Pension Plans” means all plans, schemes or arrangements providing pensions, superannuation benefits or retirement savings to the Transferring Employees including, without limitation, all pension plans, top-up pensions or supplemental pensions, “registered retirement savings plans” (as defined in the Tax Act), “registered pension plans” (as defined in the Tax Act) and “retirement compensation arrangements” (as defined in the Tax Act), including those Pension Plans listed or described in Schedule 1.1(e);

“Permitted Encumbrances” means Encumbrances listed on Schedule 1.1(f);

“Person” means any individual, sole proprietorship, partnership, limited partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

“Personal Information” means personal information in the possession of the Vendor in whatever medium about an identifiable individual, but does not include the name, title or business address or telephone number of a Transferred Employee;

“Prepaid Expenses and Deposits” means all amounts prepaid by the Directly-Held Businesses, including prepaid subscriptions, property taxes, business taxes, rents, telephone and telecommunications costs and prepaid advertising amounts and prepayments in respect of other costs. Deposits shall comprise any and all deposits in respect of equipment leases or real estate leases or other contracts which have been paid to third parties prior to the Closing Date and for which any of the Purchased Businesses has an option to obtain a refund. Prepaid Expenses and Deposits shall exclude (i) any and all amounts which are the property of or otherwise related to or pertain to the National Post or the other Excluded Assets; and (ii) future income taxes;

“Prospectus” means the final prospectus of the Fund dated October 6, 2005;

“Purchase Price” has the meaning given in Section 2.3;

“Purchased Assets” means all of the assets and operations of the Vendor relating principally to the Purchased Businesses other than the Excluded Assets, including:

(a)	the CPI Shares;

(b)	the CPI Special Voting Shares; and

(c)	the Directly-Held Assets;

“Purchased Businesses” means the Canadian print and online media businesses and ancillary and supporting businesses owned and operated directly by the Vendor or indirectly through CPI, other than the Excluded Assets, including (a) the operations of the Vendor’s Canadian newspapers and related publications other than the National Post, (b) the Vendor’s electronic storage and retrieval business (c) the Vendor’s Internet operations, other than the Vendor’s own web site and internet address, (d) all the Vendor’s right, title and interest in Dose and Metro and (e) the Vendor’s Reach Canada business;

“Purchased Class A Units” has the meaning attributed to such term in Section 7.1;

“Purchased Trust Notes” has the meaning attributed to such term in Section 6.1;

“Purchased Trust Units” has the meaning attributed to such term in Section 6.1;

“Purchased Units” means the Fund Units offered to the public pursuant to the Prospectus;

“Purchaser” means CanWest MediaWorks Limited Partnership;

“Real Property Leases” means those leases and subleases pursuant to which the Vendor uses or occupies the Leased Real Property;

“Reimbursement Payment” has the meaning assigned to it in the Cost-Sharing Agreement;

“Robertson Class Action” means the legal proceedings entitled Robertson v. CanWest Publications Inc., et. al., Case Number 03-CV-252945 CP commenced in the Superior Court of Justice;

“Securityholders’ Agreement” means the unanimous shareholders’ agreement to be dated the Closing Date between the Fund, the Vendor and General Partner, Trust, and Limited Partnership;

“Senior Credit Facility” means the credit facilities of the Purchaser pursuant to the CDN. $1,000,000,000 Credit Facilities Credit Agreement dated as of October 13, 2005 between the Purchaser, as administrative agent lead arranger and book runner, and The Bank of Nova Scotia and the other lenders from time to time thereto;

“Substance” means any substance or material which under any Environmental Law is defined to be “hazardous”, “toxic”, “deleterious”, “caustic”, “dangerous”, a “contaminant”, a “pollutant”, a “dangerous good”, a “waste”, a “special waste”, a “source of contamination” or a “source of a pollutant” and any substances or materials the concentration of which in soil, sediment, ground water or surface water are regulated under any Environmental Law;

“Subsidiary” of any Person means, at the time such determination is being made, any Affiliate of such Person that is controlled by such Person;

“Tangible Personal Property” means machinery, printing presses, insert machines, printing and other equipment, furniture, furnishings, office equipment, computer hardware, supplies, materials, vehicles, material handling equipment, implements, parts, tools, jigs, dies, moulds, patterns, tooling and spare parts and tangible assets (other than Real Property and Inventory) owned or used or held by the Vendor for use principally by the Directly-Held Businesses;

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder;

“Taxpayers” has the meaning ascribed to it in Subsection 8.1(o);

“Tax Reassessment Period” in respect of a particular period means the period ending on the first date on which no assessment, reassessment or other document assessing liability for Tax may be issued to CPI or any Subsidiary of CPI in respect of that particular period (which date shall not be extended by any waiver given by any of CPI or any Subsidiary of CPI without the consent of the Vendor, such consent not to be unreasonably withheld or delayed);

“Tax Returns” includes all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any regulatory body or agency, government or governmental agency, authority or entity however designated or constituted, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any such regulatory body or agency, government or governmental agency, authority or entity however designated or constituted in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada, Québec and other government pension plan premiums or contributions;

“Technical Information” means know-how and related technical knowledge owned, used or held by the Vendor and relating principally to the Directly-Held Businesses, including:

(a)	trade secrets, confidential information and other proprietary know-how;

(b)	public information and non-proprietary know-how;

(c)	information of a scientific, technical, financial or business nature regardless of its form;

(d)	uniform resource locators, domain names, telephone, telecopy and e-mail addresses; and

(e)	documented research, forecasts, studies, marketing plans, budgets, market data, developmental, demonstration or engineering work, information that can be used to define a design or process or procure, produce, support or operate material and equipment, methods of production and procedures, all formulas and designs and drawings, blueprints, patterns, plans, flow charts, parts lists, manuals and records, specifications, and test data;

“Technology” means Intellectual Property, Technical Information and Information Technology;

“Third Party Claim” has the meaning given in Section 12.6;

“Third Party” has the meaning given in Subsection 12.7(b);

“Trade-Marks License Agreement” means the trade-marks license agreement to be dated the Closing Date between CanWest and the Purchaser;

“Transaction Agreement” means the transaction agreement dated July 30, 2000 entered into among CanWest, Hollinger International Inc., Southam Inc., Hollinger Canadian Newspapers Limited Partnership and HCN Publications Company, as amended by an amending agreement dated November 15, 2000;

“Transferred Contracts” means those contracts of the Vendor, in respect of the Directly-Held Businesses, including those listed on Schedule 1.1(f);

“Transferring Employees” means the employees of the Vendor engaged in the operation of the Purchased Businesses listed on Schedule 1.1(g) who are employed by the Vendor on the Closing Date as such schedule may be amended to reflect any recent hiring of such employees on or prior to the Closing Date;

“Trust” means CWMW Trust, an unincorporated open-ended trust established under the laws of the Province of Ontario pursuant to the Trust Declaration of Trust;

“Trust Declaration of Trust” means the amended and restated declaration of trust of the Trust, dated as of October 13, 2005, pursuant to which Trust is existing, as the same may be amended and/or restated from time to time;

“Trust Note Indenture” means the note indenture between Trust and Computershare Trust Company of Canada dated October 13, 2005;

“Trust Notes” means series 1 notes of Trust issued to the Fund pursuant to the Trust Note Indenture;

“Trust Over-Allotment Proceeds” means the gross proceeds received from the issuance of additional Trust Units and Trust Notes to the Fund in connection with the Fund’s application of its gross proceeds from the Underwriters’ exercise of the Over-Allotment Option;

“Trust Units” means the units of Trust, each of which represents an equal undivided interest in any distributions from the Trust and in the net assets of the Trust in the event of termination or winding-up of the Trust;

“Underwriters” means the underwriters of the Offering, being Scotia Capital Inc., RBC Dominion Securities Inc. and the other underwriters named in the Prospectus;

“Underwriting Agreement” means the underwriting agreement, dated October 6, 2005, among the Fund, Trust, General Partner, the Limited Partnership, the Vendor and the Underwriters and relating to the Offering;

“Vendor” means CanWest Media Inc.; and

“Vendor’s Credit Facility” means the credit agreement dated as of November 7, 2000 among CanWest Media Inc. as borrower, CanWest Global Communications Corp., as guarantor, the lenders from time to time party to the Credit Agreement, Canadian Imperial Bank of Commerce, as Co-lead Arranger, Joint Bookrunner and Syndication Agent, The Bank of Nova Scotia, as Co-lead Arranger, Joint Bookrunner and Administrative Agent and Bank of America Canada, as Arranger and Documentation Agent, as amended by an amending agreement dated as of September 5, 2001, an amending agreement no. 2 dated as of July 15, 2002, an amending agreement no. 3 dated as of March 27, 2003, an amending agreement no. 4 dated as of August 29, 2003, an amending agreement no. 5 dated as of June 17, 2005 and an amending agreement no. 6 dated as of October 26, 2004.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Consent - Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Currency - Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

(c)	Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(d)	Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(e)	Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(f)	No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(g)	Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)	Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(i)	Statutory references - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

(j)	Time - Time is of the essence in the performance of the Parties’ respective obligations.

(k)	Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3	Knowledge

In this Agreement, references to “to the Vendor’s Knowledge” or “to the knowledge of the Vendor” or similar phrases, means to the best of the knowledge, information and belief, after due inquiry, of the following members of senior management of CanWest: Tom Strike, John Maguire, Richard Leipsic and Riva Richard.

1.4	Entire Agreement

This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties relating to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

1.5	Order of Transactions

The parties to this Agreement agree that for all purposes (including all Tax purposes), the transactions set forth in Articles 2, 3, 4, 6 and 7 will be deemed to occur in the order set forth herein.

1.6	Schedules and Exhibits

(a)	The schedules and exhibits to this Agreement, as listed below, are an integral part of this Agreement:

Schedule	Description
1.1(a)	Environmental Reports

1.1(b)	Excluded Assets

1.1(c)	Leased Real Property

1.1(d)	Pension and Other Benefit Plans

1.1(e)	Permitted Encumbrances

1.1(f)	Transferred Contracts

1.1(g)	Transferring Employees

2.1	Form of LP Convertible Note

3.2	Form of LP Note

8.1(d)	Capitalization of CPI

10.12	Form of Assignment and Assumption Agreement

13.4	Arbitration Procedures

Exhibits	Description
A	CPI Debt

(b)	Disclosure of any fact or matter in any Schedule shall be sufficient disclosure for all purposes under this Agreement including disclosure on any other Schedule provided such disclosure is full and accurate. The inclusion of any information in any Schedule shall not be deemed to be an acknowledgement, in and of itself, that such information is required to be disclosed, is material to the Purchased Assets, the Purchased Businesses or the Vendor, has resulted in or would result in a Material Adverse Effect or is outside the ordinary course of business.

ARTICLE 2

BORROWING; PURCHASE AND SALE OF THE PURCHASED ASSETS

2.1	LP Convertible Note

At the Closing Time, the Purchaser shall borrow from the Vendor the sum of $39,187,500 and shall issue and deliver to the Vendor a promissory note in the form of the LP Convertible Note in such principal amount.

2.2	Purchase and Sale

Subject to the provisions of this Agreement, at the Closing Time:

(a)	CPI Shares and CPI Debt - the Vendor shall sell, transfer and assign to the Purchaser, and the Purchaser shall purchase and accept the assignment of, the CPI Shares and the CPI Debt;

(b)	CPI Special Voting Shares - the Vendor shall sell, transfer and assign to the General Partner, and the General Partner shall purchase from the Vendor, the CPI Special Voting Shares;

(c)	Directly-Held Assets - the Vendor shall sell, transfer and assign to the Purchaser, and the Purchaser shall purchase and accept the assignment of, the Directly-Held Assets;

(d)	Transfer and Delivery of the CPI Shares - the Vendor shall transfer and deliver to the Purchaser share certificates representing the CPI Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank;

(e)	Transfer and Delivery of the CPI Special Voting Shares - the Vendor shall transfer and deliver to the General Partner share certificates representing the Special Voting Shares duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank;

(f)	Transfer and Delivery of the Directly-Held Assets - the Vendor shall execute and deliver to the Purchaser all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary or desirable to effectively transfer to the Purchaser the Directly-Held Assets; the Vendor shall deliver up to the Purchaser possession of the Directly-Held Assets, free and clear of all Encumbrances (other than Permitted Encumbrances);

(g)	Assumption of Assumed Liabilities - the Purchaser shall assume the Assumed Liabilities; and

(h)	Other Documents - the Parties shall deliver such other documents as may be necessary to complete the transactions provided for in this Article 2.

2.3	Assumed Liabilities

Except for the Assumed Liabilities, the Purchaser shall not assume and shall not be responsible for any of the liabilities, debts or obligations of the Vendor, whether present or future, absolute or contingent, and the Vendor shall indemnify and save harmless the Purchaser from and against all liabilities, debts and obligations of the Vendor not forming part of the Assumed Liabilities.

ARTICLE 3

PURCHASE PRICE

3.1	Purchase Price

The amount payable by the Purchaser for the CPI Shares and the CPI Debt and the Directly-Held Assets (the “Purchase Price”), exclusive of all applicable sales and transfer taxes, shall be equal to the sum of $2,940,064,330, plus the amount of the Accounts Payable and the Accrued Liabilities.

3.2	Satisfaction of Purchase Price

The Purchaser shall pay and satisfy the Purchase Price at the Closing Time by: (a) the assumption by the Purchaser of the Accounts Payable and Accrued Liabilities; (b) the issuance by the Purchaser to the Vendor of 154,137,683 Class B Units; (c) the issuance by the Purchaser to the Vendor of the LP Note in the aggregate principal amount of $1,359,500,000; and (d) payment by the Purchaser to the Vendor of $39,187,500.

3.3	Allocation of Purchase Price

The Purchase Price shall be allocated as determined by the Vendor and the Purchaser within 120 days of the Closing Date. Each of the Vendor and the Purchaser shall report the purchase and sale of the CPI Shares, the CPI Debt and the Directly-Held Assets in any Tax Return in accordance with the determination made by the Vendor and the Purchaser in accordance with this Section 3.3.

3.4	CPI Special Voting Share Purchase Price

The amount payable by the General Partner for the CPI Special Voting Shares (the “CPI Special Voting Share Purchase Price”) shall be equal to the fair market value of the CPI Special Voting Shares at the Closing Time.

3.5	Satisfaction of CPI Special Voting Share Purchase Price

The General Partner shall pay and satisfy the CPI Special Voting Share Purchase Price at the Closing Time by the issuance to the Vendor of (i) 154,137,703 GP Common Shares, and (ii) 914 GP Preferred Shares.

ARTICLE 4

ASSIGNMENT OF CONTRACTS

4.1	Assignment of Contracts

Nothing in this Agreement shall be construed as an assignment of, or an attempt to assign to the Purchaser, any Contract or Governmental Authorization which, as a matter of law or by its terms, is (i) not assignable, or (ii) not assignable without the approval or consent of the issuer thereof or the other party or parties thereto, without first obtaining such approval or consent (collectively “Non-Assignable Rights”). The Purchaser may waive the closing condition under Section 9.2 as to any Non-Assignable Right and either:

(a)	elect to have the Vendor continue its efforts to obtain any necessary consents or approvals; or

(b)	elect to have the Vendor retain the Non-Assignable Right and all liabilities arising therefrom or relating thereto.

If the Purchaser, with the consent of the Underwriters, not to be unreasonably withheld or delayed, waives the condition in Section 9.2 as to any Non-Assignable Right and elects to have the Vendor continue its efforts to obtain any necessary consents or approvals and the Closing occurs, notwithstanding any provision to the contrary, neither this Agreement nor any assignment document contemplated hereunder shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the applicable Non-Assignable Right and following the Closing, the Vendor shall:

(a)	apply for and use all reasonable efforts to obtain all consents or approvals contemplated by any Contract or any Governmental Authorization, in a form satisfactory to the Purchaser acting reasonably, provided that the Vendor shall not be required (unless the Purchaser shall have provided sufficient funds or security therefor to the Vendor) to make any payment to any other party in order to obtain such consent or approval other than payment of any fee contemplated in any Contract and other ordinary course transfer fees and such other parties’ legal fees;

(b)	co-operate with the Purchaser in any reasonable arrangements requested by the Purchaser designed to provide the benefits of such Non-Assignable Right to the Purchaser, including holding any such Non-Assignable Right in trust for the Purchaser or acting as agent for the Purchaser;

(c)	enforce any rights of the Vendor arising from such Non-Assignable Right against the issuer thereof or the other party or parties thereto if and to the extent requested by the Purchaser;

(d)	take all such actions and do, or cause to be done, all such things at the request of the Purchaser as shall reasonably be necessary in order that the value of any Non-Assignable Right shall be preserved and shall enure to the benefit of the Purchaser; and

(e)	pay over to the Purchaser, all monies collected by or paid to the Vendor in respect of such Non-Assignable Right.

Once the necessary consent or approval relating to the relevant Non-Assignable Right is obtained, the Vendor shall promptly assign, transfer, convey and deliver such Non-Assignable Right to the Purchaser, and the Purchaser shall assume the obligations under such Non-Assignable Right in respect of the period from and after the date of assignment to the Purchaser pursuant to an assignment and assumption agreement having terms substantially similar to the assignment and assumption agreement for other Contracts delivered pursuant to this Agreement.

If the Vendor is unable to provide the benefit of any Governmental Authorization to the Purchaser, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

The Vendor shall indemnify and save harmless the Purchaser from any Claims arising from the failure to obtain any necessary approvals or consents for such Non-Assignable Rights.

ARTICLE 5

CLOSING DATE FINANCIAL STATEMENT

5.1	Delivery of Closing Date Financial Statement

As soon as reasonably practicable after the Closing Date and in any event not later than one hundred and twenty (120) days thereafter, the Vendor shall prepare and deliver to the Purchaser the Closing Date Financial Statement. The Purchaser shall give the Vendor and the Auditor sufficient access to the Books and Records, the books and records of CPI and its Subsidiaries and the employees of the Purchased Businesses to permit the preparation of the Closing Date Financial Statement and shall cooperate fully in the preparation of the Closing Date Financial Statement.

ARTICLE 6

FUND’S SUBSCRIPTION FOR TRUST UNITS,

TRUST NOTES AND GENERAL PARTNER

COMMON SHARES

6.1	Purchase and Sale; Subscription Price

Subject to the terms and conditions of this Agreement, at the Closing, Trust will issue and sell to the Fund, and the Fund will purchase from Trust, (i) 11,000,000 Trust Units (the “Purchased Trust Units”) at a price of ten dollars ($10.00) per Trust Unit for an aggregate subscription price of $110,000,000 (the “Trust Unit Subscription Price”) and (ii) Trust Notes in a principal amount of $440,000,000 (the “Purchased Trust Notes”) at a price of one hundred percent (100%) of the principal amount thereof, for an aggregate subscription price of $440,000,000 (the “Trust Note Subscription Price”).

6.2	Payment of Trust Unit Subscription Price and Trust Note Subscription Price

The Trust Unit Subscription Price and the Trust Note Subscription Price shall be paid at the Closing Time by, or on behalf of, the Fund by wire transfer to Trust, or as may be otherwise directed by Trust in writing, against delivery of certificates representing the Purchased Trust Units and the Purchased Trust Notes registered in the name of the Fund or as the Fund may direct.

6.3	Use of Proceeds

Trust will use the proceeds that it receives in respect of the Trust Unit Subscription Price and the Trust Note Subscription Price to subscribe and pay for Class A Units pursuant to Section 7.1.

6.4	Additional Subscription; Over-Allotment Option

In the event of any exercise of the Over-Allotment Option, on the applicable Over-Allotment Closing Date,

(a)	General Partner will issue and sell to the Fund, and the Fund will purchase from General Partner, such number of GP Common Shares as would give Fund the same percentage ownership of all of the outstanding GP Common Shares as the percentage ownership of Trust in the Limited Partnership following its subscription for additional Class A Units pursuant to Section 7.3, for a subscription price of $0.000000545 per GP Common Share; and

(b)	the Trust will issue and sell to the Fund, and the Fund will apply the balance of the Over-Allotment Proceeds to purchase from Trust (i) as to 20% of the Over-Allotment Proceeds, additional Trust Units, at a price per Trust Unit equal to: (A) $10.00 if the applicable Over-Allotment Closing Date is the same date as the Closing Date; or (B) if the applicable Over-Allotment Closing Date is not the same date as the Closing Date, an amount equal to the Redemption Price (as defined in the Trust Declaration of Trust) of a Trust Unit on the applicable Over-Allotment Closing Date, and (ii) as to 80% of the Over-Allotment Proceeds, additional Trust Notes at a price of 100% of the principal amount of such Trust Notes. The number of Trust Units and the principal amount of Trust Notes for which the Fund subscribes pursuant to this Subsection 6.4(b) on the relevant Over-Allotment Closing Date shall be specified by the Fund in a Notice delivered by the Fund to the Trust not later than 5:00 p.m. (Toronto time) on the date on which the Underwriters exercise the Over-Allotment Option.

ARTICLE 7

SUBSCRIPTION FOR CLASS A UNITS

IN THE LIMITED PARTNERSHIP

7.1	Purchase and Sale; Subscription Price

Subject to the terms of this Agreement, the Limited Partnership will issue and sell to Trust, and Trust will purchase from the Limited Partnership, 55,000,000 Class A Units (the “Purchased Class A Units”) at a price of ten dollars ($10.00) per Class A Unit for an aggregate price of $550,000,000 (the “Class A Unit Subscription Price”).

7.2	Payment of Class A Unit Subscription Price

The Class A Unit Subscription Price shall be paid at the Closing Time by, or on behalf of, Trust by wire transfer to the Limited Partnership, or as may be otherwise directed by the Limited Partnership in writing, against delivery of certificates representing the Purchased Class A Units registered in the name of Trust or as Trust may direct.

7.3	Over-Allotment Option

In the event of any exercise of the Over-Allotment Option and subscription by the Fund for additional Trust Units and Trust Notes pursuant to Section 6.4, immediately following such transactions, the Limited Partnership will issue and sell to Trust, and Trust will apply the Trust Over-Allotment Proceeds to purchase from the Limited Partnership, that number of additional Class A Units equal to the number of Fund Units issued upon exercise of the Over-Allotment Option at price of ten dollars ($10.00) per Class A Unit (the “Class A Unit Over-Allotment Subscription Price”). The number of Class A Units for which Trust subscribes pursuant to this Section 7.3 shall be specified by Trust in a Notice delivered by Trust to the Limited Partnership not later than 5:00 p.m. (Toronto time) on the date on which the Underwriters exercise the Over-Allotment Option. Payment of the aggregate Class A Unit Over-Allotment Subscription Price shall be made in accordance with Section 7.2.

7.4	Use of Proceeds

The Limited Partnership will use the proceeds that it receives in respect of the Class A Unit Subscription Price, drawings under the term portion of the Senior Credit Facility in the aggregate amount of $850,000,000, to (i) repay the LP Note, and (ii) pay other transaction fees and expenses, including any amount payable to the Fund or CMI as a Reimbursement Payment under the Cost-Sharing Agreement. The Limited Partnership will use the proceeds of any Class A Unit Over-Allotment Subscription Price to repay all or a portion of the LP Convertible Note.

7.5	Conversion of LP Convertible Note

Any debt that remains outstanding under the LP Convertible Note after the expiry of the Over-Allotment Option shall be forthwith converted to or prepaid by the issuance of Class B Units in accordance with the terms of the LP Convertible Note and the Purchaser shall issue to the Vendor such number of Class B Units as is required by the terms of the LP Convertible Note. In addition, the General Partner will issue and sell to the Vendor, and the Vendor will purchase from the General Partner, such number of GP Common Shares as would give the Vendor the same percentage ownership of all of the outstanding GP Common Shares as the percentage ownership of the Vendor in the Limited Partnership following such conversion for a subscription price of $0.000000545 per GP Common Share.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1	By the Vendor

The Vendor represents and warrants to, and covenants with, the Purchaser, the General Partner, Trust and the Fund as follows and acknowledges that the Purchaser, the General Partner, Trust and the Fund are each relying upon the following representations and warranties in completing the transactions contemplated hereby:

(a)	Incorporation and Status of CPI and its Subsidiaries - CPI and each of its Subsidiaries is incorporated and validly existing under the laws of Canada and each has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted.

(b)	Corporate Power and Due Authorization - The Vendor has the corporate power and capacity to enter into and perform its obligations under this Agreement and the Ancillary Agreements. Each of this Agreement and the Ancillary Agreements to which it is a party has been duly authorized, executed and delivered by the Vendor and is a valid and binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms. The Ancillary Agreements to be entered into by the Vendor or its Affiliates have been duly authorized and, at the Closing Time, will be duly executed and delivered by the Vendor or the applicable Affiliate of the Vendor as the case may be and will constitute legal, valid and binding agreements of the Vendor or the Affiliate of the Vendor as the case may be, enforceable against it in accordance with their terms.

(c)	Title to Purchased Assets - The Vendor is the beneficial owner of the Purchased Assets, and CPI and each of its Subsidiaries is the beneficial owner of its assets, in each case free and clear of all Encumbrances other than Permitted Encumbrances and other Encumbrances that in the aggregate do not have a Material Adverse Effect and is entitled to dispose of same (subject only, in the case of Contracts or Governmental Authorizations, to any necessity of obtaining consents to their assignment).

(d)	Capitalization of CPI - The authorized and issued share capital of CPI and each of its Subsidiaries is set out in Schedule 8.1(d). The CPI Shares have been validly issued and are outstanding as fully paid and non-assessable shares. No options, warrants or other rights to purchase shares or other securities of CPI or any of its Subsidiaries and no securities or obligations convertible into or exchangeable for shares or other securities of CPI or any of its Subsidiaries have been authorized or agreed to be issued or are outstanding.

(e)	Non-Contravention - The execution, delivery and performance by each of the CanWest Entities of this Agreement and each of the Ancillary Agreements to which it is a party:

(i)	have been, or will at the Closing Time be, duly authorized by all necessary action of each CanWest Entity;

(ii)

do not require the consent, approval, authorization, registration or qualification of or with any Governmental Authority or other third party, except: (i) those which have been obtained; (ii) those as may be required (and will be obtained prior to the Closing Time) under applicable securities Laws or the Ancillary Agreements; or (iii) those which have not been obtained and where the failure to so obtain would not individually or in the aggregate result in a Material Adverse Effect;

(iii)	do not (or will not with the giving of notice or the lapse of time) result in a breach or a violation of, or conflict with or result in a default under, any of the terms or provisions of the constating documents or by-laws or resolutions of the securityholders or directors (or any committee thereof) of the CanWest Entities or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over any CanWest Entities, or any material agreement, license or permit to which a CanWest Entity is a party or by which its business may be affected, except, in each case, any breach, violation, conflict, default or right that would not result either individually or in the aggregate in a Material Adverse Effect; and

(iv)	will not result in the breach or violation of, or conflict with or default under any Law except, in each case, any breach, violation, conflict, default that would not result in either individually or in the aggregate a Material Adverse Effect;

(f)	No Default under Material Contracts - None of the Vendor, CPI or any Subsidiary of CPI is in default or alleged to be in default under any Material Contract and the Vendor is not aware of any material breaches thereof by any other parties thereto except where such failure to perform or lack of entitlement would not cause either individually or in the aggregate a Material Adverse Effect.

(g)	Compliance with Laws - Each of the Vendor, CPI and its Subsidiaries is conducting its business and affairs, as described in the Prospectus, in compliance in all material respects with all applicable Laws and Governmental Authorizations and is licensed, registered or qualified and has all necessary Governmental Authorizations in all jurisdictions in which it carries on business to enable the Purchased Businesses, as now conducted to be carried on, and to enable its assets to be owned or to be leased and to be operated, except where the failure to be so licensed, registered or qualified or to have such Governmental Authorizations would not have a Material Adverse Effect, and all such Governmental Authorizations held by the Vendor, CPI and its Subsidiaries are valid and existing and in good standing except to the extent that any failure to be valid or in good standing would not have either individually or in the aggregate a Material Adverse Effect;

(h)	Financial Statements - The financial statements contained in the Prospectus present fairly, in all material respects, the assets, liabilities and financial position of the Purchased Businesses for the years ended August 31, 2002, August 31, 2003 and August 31, 2004 and the nine (9) months ended May 31, 2005, and the results of its operations and its cash flows for the years ended August 31, 2003 and August 31, 2004 and the nine (9) months ended May 31, 2004 and the nine (9) months ended May 31, 2005, and are in accordance with GAAP.

(i)	No Litigation - Except as disclosed in the Prospectus or in respect of which the Vendor is indemnifying the Purchaser hereunder, there is no material action, suit, proceeding, arbitration or, to the knowledge of the Vendor, any investigation by any person, nor any arbitration, administrative or other proceeding by or before any Governmental Authority pending or threatened against or affecting the Vendor or CPI or its Subsidiaries in connection with the Purchased Business or any Purchased Assets which, if decided adversely to the Vendor or CPI or its Subsidiaries, would have either individually or in the aggregate a Material Adverse Effect.

(j)	Sufficiency of Purchased Assets - The Purchased Assets together with the Ancillary Agreements to which the Purchaser is a party and the assets of CPI and its Subsidiaries are all of the assets and undertaking necessary for the continued conduct of the Purchased Businesses after Closing in substantially the same manner as the Purchased Businesses were conducted by the Vendor and its Affiliates prior to Closing. For greater certainty, the Vendor makes no representation as to the availability or applicability of the elections in Section 10.8.

(k)	Business Carried on in the Ordinary Course - Except as disclosed in the Prospectus and such pre-closing transactions as the Vendor and CPI may enter into to repay inter-company indebtedness and remove the Excluded Assets, since May 31, 2005 the Purchased Businesses have been carried on in the Ordinary Course.

(l)	No Material Adverse Change - Except as disclosed in the Prospectus, since May 31, 2005 there has not been any Material Adverse Change.

(m)	True Disclosure - The Prospectus contains full, true and plain disclosure of all material facts relating to the Purchased Businesses in the context of the Offering and the Prospectus does not contain any Misrepresentation with respect to the Purchased Businesses in the context of the Offering, including the description of the Purchased Businesses and all other information with respect to the Purchased Businesses.

(n)	Resident of Canada - The Vendor is not a non-resident of Canada under the Tax Act.

(o)	Tax Matters - To the knowledge of the Vendor:

(i)

CPI, its Subsidiaries and their respective predecessors (collectively in this section, the “Taxpayers”) have filed, or caused to be filed, all Tax Returns required to be filed by them, if the failure to do so would have a Material Adverse Effect, (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon and the financial statements in the Prospectus contain an adequate provision in accordance with GAAP for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. The Taxpayers have made adequate provision in accordance with GAAP in their Books and Records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements.

(ii)	None of the Taxpayers has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by the Canada Revenue Agency, or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above. No Tax liens have been filed for material amounts of Taxes other than for Taxes not yet due and payable.

(iii)	The Taxpayers have withheld and collected all material amounts required to be withheld by them on account of Taxes and have remitted all such amounts to the appropriate Governmental Authority within the time prescribed by applicable Laws.

(p)	Environmental Matters

Except as would not reasonably be expected to have a Material Adverse Effect:

(i)	except as disclosed in the Environmental Reports, each property, operation and facility of the Purchased Businesses:

(A)	complies, and the Purchased Businesses have been operated in compliance, with all applicable Environmental Laws; and

(B)	is not subject to any judicial, administrative or other proceeding alleging the violation in any material respect of any Environmental Law; and

(ii)	there are no Substances on, in or under any property or facilities, owned or operated by the Purchased Businesses (except Substances used in the ordinary course of the business of the Purchased Businesses and which have been used, stored, handled, treated and disposed of in all material respects in accordance with all applicable Environmental Laws).

8.2	By the Purchaser and the General Partner

The Purchaser and the General Partner severally represent and warrant to, and covenant with, the Vendor, Trust and the Fund as follows and acknowledge that the Vendor, Trust and the Fund are each relying upon the following representations and warranties in completing the transactions contemplated hereby:

(a)	Formation of the Purchaser - The Purchaser is a limited partnership duly formed and existing under the laws of Ontario.

(b)	Formation of the General Partner - General Partner, the general partner of the Purchaser, is duly incorporated and validly existing under the laws of Canada.

(c)	Power and Due Authorization - Each of the Purchaser, through the General Partner, and the General Partner has the power and capacity to enter into, and to perform its obligations under, this Agreement. Each of this Agreement and the Partnership Agreement has been duly authorized, executed and delivered by General Partner for and on behalf of the Purchaser and in its own capacity and is a valid and binding obligation of each of the Purchaser and the General Partner, enforceable against them in accordance with its terms. The Ancillary Agreements to be entered into by General Partner on behalf of the Purchaser have been duly authorized and, at the Closing Time, will be duly executed and delivered by the Purchaser and will constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

(d)	No Contravention - None of the entering into of this Agreement, the purchase of the Purchased Assets, the purchase of the CPI Debt, the payment of the Purchase Price, or the performance by the Purchaser of any of its other obligations under this Agreement will contravene, breach or result in any default under its organizational documents or, under any material agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which the Purchaser or General Partner is a party or by which it may be bound.

(e)	GST Registration - The Purchaser is duly registered under Subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and its registration number is 823156872RT001.

8.3	By Trust

Trust represents and warrants to, and covenants with, the Vendor, the Purchaser, the General Partner and the Fund as follows and acknowledges that each of the Vendor, the Purchaser, the General Partner and the Fund is relying upon the following representations and warranties in completing the transactions contemplated hereby:

(a)	Formation of Trust - Trust is a trust created and existing under the laws of Ontario.

(b)	Power of Trust and Due Authorization - Pursuant to the Trust Declaration of Trust, the trustees of Trust identified in the Prospectus have the power to enter into and perform the obligations of Trust under this Agreement. This Agreement has been duly executed and delivered by or on behalf of Trust and constitutes valid and binding obligations of Trust, enforceable against it in accordance with their terms.

(c)

No Contravention - Neither the entering into of this Agreement nor the performance by Trust of any of its obligations under this Agreement will contravene, breach or result in any default under its organizational documents or, under any material agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which Trust is a party or by which it may be bound.

8.4	By the Fund

The Fund represents and warrants to, and covenants with, the Vendor, the Purchaser, the General Partner and Trust as follows and acknowledges that each of the Vendor, the Purchaser, the General Partner and Trust is relying upon the following representations and warranties in completing the transactions contemplated hereby:

(a)	Formation of the Fund - The Fund is a trust created and existing under the laws of Ontario.

(b)	Power of the Fund and Due Authorization - Pursuant to the Fund Declaration of Trust, the trustees of the Fund identified in the Prospectus have the power to enter into and perform the obligations of the Fund under this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Fund and constitute valid and binding obligations of the Fund, enforceable against it in accordance with their terms.

(c)	No contravention - Neither the entering into of this Agreement nor the performance by the Fund of any of its obligations under this Agreement will contravene, breach or result in any default under its organizational documents or, under any material agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment, decree or law to which the Fund is a party or by which it may be bound.

8.5	No Finder’s Fees

Each of the Parties represents and warrants to the other that such Party has not taken, and agrees that it will not take, any action that would cause the other Party to become liable to any claim or demand for a brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated hereby other than the payment of the Underwriters’ commissions as set out in the Prospectus.

8.6	Survival of Covenants, Representations and Warranties

The representations and warranties, and, to the extent that they have not been fully performed at or prior to the Time of Closing, the covenants, contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the Closing, the execution and delivery under this Agreement of any bills of sale, instruments of conveyance, assignments or other instruments of transfer of title to any of the Purchased Assets and the payment of the consideration for the Purchased Assets.

ARTICLE 9

CONDITIONS PRECEDENT

The obligations of the Parties to complete the sale of the transactions contemplated by this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent:

9.1	Receipt of Closing Documentation

All documentation relating to the due authorization and completion of the transactions contemplated by this Agreement and all actions and proceedings taken on or prior to the Closing or the Over-Allotment Closing, as the case may be, in connection with the performance by the Parties of their respective obligations under this Agreement, shall be satisfactory to the Parties, acting reasonably, and each of the Parties shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate or other similar proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Parties, acting reasonably.

9.2	Consents and Authorizations

All consents, approvals, orders and authorizations of any Person, required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, and any consents required under Material Contracts shall have been obtained at or before the Closing Time on terms acceptable to the Purchaser and the Underwriters, acting reasonably.

9.3	Execution of Ancillary Agreements

Each of the Ancillary Agreements shall have been executed by all parties thereto.

9.4	No Proceedings

There shall be no injunction or restraining order issued delaying, restricting or preventing, and no pending or threatened claim, or judicial or administrative proceeding, or investigation against any Party by any Person, for the purpose of enjoining or delaying, restricting or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is improper or would give rise to proceedings under any laws.

9.5	Senior Credit Facility

The Senior Credit Facility shall have been executed and delivered by all parties thereto and funds in the amounts specified in the Prospectus shall be available to the Purchaser thereunder.

ARTICLE 10

OTHER COVENANTS OF THE PARTIES

10.1	Undertakings re: Assets

(a)	If, following the Closing, the Vendor or the Purchaser becomes aware of any assets owned or leased by or licensed to the Vendor or any Affiliates of the Vendor other than the Purchaser and its Subsidiaries which are used primarily in the Purchased Businesses other than the Excluded Assets, such assets shall be transferred, leased or licensed to the Purchaser with no additional payment by the Purchaser, as the Vendor may determine in its sole discretion, on such terms as permit the continued use by the Purchaser on the same terms as apply as at the Closing Date.

(b)	If the Vendor or the Purchaser becomes aware of any assets owned or leased by or licensed to the Purchaser or any of its Subsidiaries that are not used primarily in the Purchased Businesses, such assets shall be transferred, leased or licensed to the Vendor and/or its Affiliates with no payment from the Vendor, as the Vendor may determine in its sole discretion, on such terms as permit the continued use by the Vendor and its Affiliates other than the Vendor and its subsidiaries on the same terms as apply as at the Closing Time.

10.2	Transfer of the Securities

Trust shall take all necessary steps and proceedings to cause the Trust Units and the Trust Notes issued by it to be duly and validly created, issued and delivered to the Fund at the Closing Time, free and clear of all Encumbrances, other than Encumbrances, if any, granted by the Fund.

Each of the Limited Partnership and General Partner shall take all necessary steps and proceedings to cause the Class A Units and the Class B Units to be issued to the Vendor to be duly and validly created, issued and delivered to Trust and the Vendor, respectively, at the Closing Time, free and clear of all Encumbrances, other than (i) the restrictions on transfer, if any, contained in the Partnership Agreement, or the Securityholders’ Agreement, as the case may be, (ii) Encumbrances, if any, granted by Trust or the Vendor, as applicable, and (iii) applicable securities Laws.

10.3	Consents to Transfer

For the purposes of article 3.7 of the Securityholders’ Agreement, the Parties hereby consent to any transfer of LP Units made in accordance with this Agreement.

10.4	Actions to Satisfy Closing Conditions

Each of the Parties shall take all such actions as are within its power to control, and use reasonable commercial efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with each of the conditions and covenants set forth in Article 9 which are for the benefit of any other Party.

10.5	Preservation of Records

The Purchaser shall take all reasonable steps to preserve and keep the records of the Vendor, CPI and the Subsidiaries of CPI delivered to it in connection with the completion of the transactions contemplated by this Agreement, including the Books and Records, for a period of six (6) years from the Closing Date, or for any longer period as may be required by any Laws, and shall make such records available to the Vendor on a confidential basis as may be reasonably required by it for any purpose, including, in connection with a claim by the Purchaser against the Vendor under this Agreement. The Vendor acknowledges that the Purchaser shall not be liable to the Vendor in the event of any accidental destruction of such records, caused otherwise than by the wilful misconduct of the Purchaser.

10.6	Assignment of Transaction Agreement

At the written request of the Purchaser, CanWest shall assign to the Purchaser (or hold in trust for the benefit of the Purchaser) to the extent possible, the benefits of the Transaction Agreement and in particular the benefits of the representations and warranties of the vendors thereunder, except any such benefits which constitute Excluded Assets hereunder.

10.7	Sales and Transfer Taxes

Each Party shall pay direct to the appropriate Governmental Authority all sales and transfer taxes, registration charges and transfer fees, other than the goods and services tax and harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada) and any similar value-added or multi-staged tax imposed under any applicable provincial or territorial legislation, payable by it in respect of the purchase and sale of the Purchased Assets under this Agreement and, upon the reasonable request of a Party, the requested Party shall furnish proof of such payment.

10.8	Goods and Services Tax and Harmonized Sales Tax Election

The Purchaser and the Vendor shall jointly elect, under subsection 167(1) of Part IX of the Excise Tax Act (Canada), and any equivalent or corresponding provision under any applicable provincial or territorial legislation imposing a similar value added or multi-staged tax, that no tax be payable with respect to the purchase and sale of the Directly-Held Businesses under this Agreement. The Purchaser and the Vendor shall make such elections in prescribed form containing prescribed information and the Purchaser shall file such elections in compliance with the requirements of the applicable legislation.

10.9	Income Tax Elections – Vendor and Purchaser

In accordance with the requirements of the Tax Act, the administrative practice and policy of the Canada Revenue Agency and any applicable equivalent or corresponding provincial or territorial legislative, regulatory and administrative requirements, the Purchaser and the Vendor shall make and file, in a timely manner,

(a)

joint election(s) to have the provisions of subsection 97(2) of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply to the purchase and sale of the Purchased Assets and the CPI Debt under this Agreement (other than the Accounts Receivable). It is intended that the purchase and sale of the Purchased Assets and the CPI Debt be on a tax-deferred basis to the Vendor for purposes of the Tax Act and applicable provincial or territorial tax legislation (taking into account any deductions, capital losses, non-capital losses or other tax pools, credits, benefits or attributes available to the Vendor that the Vendor, in its sole discretion, wishes to claim or apply to offset any income or capital gain realized by the Vendor on the transfer of the CPI Debt and the Purchased Assets hereunder); for purposes of each such election(s), the Parties shall elect transfer prices in respect of the CPI Debt and Purchased Assets as determined by the Vendor in a manner consistent with this intention and the Parties shall allocate the portions of the Purchase Price comprised of Class B Units and comprised of consideration other than Class B Units in a manner consistent with this intention;

(b)	joint election(s) to have the rules in section 22 of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply in respect of the Accounts Receivable that are the subject of such election, and shall designate therein that portion of the Purchase Price allocated to the Accounts Receivable that are the subject of such election in accordance with the procedures set out in Section 3.3 of this Agreement as the consideration paid by the Purchaser to the Vendor; and

(c)	joint election(s) to have the rules in subsection 20(24) of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply to the obligations of the Vendor in respect of undertakings which arise from the operation of the Purchased Businesses and to which paragraph 12(1)(a) of the Tax Act applies. The Purchaser and the Vendor acknowledge that the Vendor is transferring assets to the Purchaser which have a value equal to the elected amount as consideration for the assumption by the Purchaser of such obligations of the Vendor.

The Purchaser and the Vendor shall prepare and file their respective Tax Returns in a manner consistent with the aforesaid elections. If either of the Vendor or the Purchaser fails to file its Tax Returns in such manner, it shall indemnify and save harmless the other Party in respect of any resulting Taxes, legal and /or accounting expenses paid or incurred by the other Party. If, after the filing of an election described in Section 10.9(a), the Vendor subsequently determines that an elected amount in such election is greater or less than the elected amount necessary to give effect to the intention described in Section 10.9(a), the Purchaser shall co-operate with the Vendor in filing a revised election containing such revisions as are determined by the Vendor to be necessary to give effect to the intention described in Section 10.9(a).

10.10	Income Tax Elections – Vendor and General Partner

In accordance with the requirements of the Tax Act, the administrative practice and policy of the Canada Revenue Agency and any applicable equivalent or corresponding provincial or territorial legislative, regulatory and administrative requirements, the General Partner and the Vendor shall make and file, in a timely manner, a joint election(s) to have the provisions of subsection 85(1) of the Tax Act and any equivalent or corresponding provision under the applicable provincial or territorial tax legislation apply to the purchase and sale of the Special Voting Shares under this

Agreement. It is intended that the purchase and sale of the Special Voting Shares be on a tax-deferred basis to the Vendor for purposes of the Tax Act and applicable provincial or territorial tax legislation; for purposes of each such election(s), the Parties shall elect transfer prices in respect of the Special Voting Shares as determined by the Vendor in a manner consistent with this intention.

The General Partner and the Vendor shall prepare and file their respective Tax Returns in a manner consistent with the aforesaid elections. If either of the Vendor or the General Partner fails to file its Tax Returns in such manner, it shall indemnify and save harmless the other Party in respect of any resulting Taxes, legal and/or accounting expenses paid or incurred by the other Party.

10.11	Employees

(a)	The Purchaser shall become the successor employer under the Collective Agreements that cover employees of the Directly-Held Businesses and shall be bound by and comply with the terms of such Collective Agreements effective from the Closing Date and shall continue, subject to Section 10.11(c), to employ all Transferring Employees on the Closing Date whose terms of employment are covered by the terms of Collective Agreements.

(b)	The Purchaser shall offer employment, effective from the Closing Date, to all Transferring Employees on the Closing Date whose terms of employment are not covered by the terms of a Collective Agreement (“Non-Unionized Employees”), on terms and conditions of employment including salary, incentive compensation and benefits which are substantially similar in the aggregate to those currently available to the Non-Unionized Employees. The Vendor and the Purchaser shall exercise reasonable efforts to persuade the Non-Unionized Employees to accept such offers of employment.

(c)	The Vendor shall be responsible for all amounts owing to the Transferring Employees in respect of all periods prior to the Closing Date.

(d)	In the event any Transferring Employees who do not automatically transfer to the Purchaser as a successor employer by operation of law refuse to transfer to, or accept the offer of employment from, the Purchaser (the “Non-Transferring Employees”), the Vendor will make reasonable efforts to continue to employ and second to the Purchaser such Transferring Employees. The Purchaser will fully reimburse the Vendor for its costs associated with seconding the Non- Transferring Employees including for salaries, incentive compensation, benefits and administrative costs. In the event it is impracticable to second the Non-Transferring Employees to the Purchaser and their employment with the Vendor is terminated as a result, the Vendor shall be solely responsible for any notice, severance or other entitlements the Non-Transferring Employees may have arising out of the termination of their employment with the Vendor.

10.12	Pension and Other Benefit Plans

(a)	The Vendor, as sponsor of, or participating employer in, the Pension Plans, hereby assigns to the Purchaser as of the Closing Date all of its rights, duties, obligations and liabilities in respect of the Transferring Employees under and in relation to the Pension Plans and all related agreements. The Purchaser hereby accepts such assignment and becomes sponsor of, or shall apply to become a participating employer in, the Pension Plans in respect of the Transferring Employees as of the Closing Date. In furtherance of their obligations under this Section 10.12, the Vendor and the Purchaser shall execute an assignment and assumption agreement in relation to the Pension Plans (the “Assignment and Assumption Agreement”), substantially in the form of Schedule 10.12 subject to such modifications and amendments as may be necessary or agreed to by the Vendor and the Purchaser.

(b)	Where consent to the assignment or the amendment of any funding agreement or any other agreement related to the Pension Plans is required from a Person other than the Vendor or the Purchaser, the Purchaser shall make best reasonable efforts to obtain such consent. If the Vendor and the Purchaser are unable to obtain consent from such Person after making such best efforts, the Purchaser may enter into such agreements with any other Person as may be reasonably necessary.

(c)	Effective as of the Closing Date, the Vendor shall amend the Pension Plans where required to give effect to this Section 10.12, and shall, with the cooperation of the Purchaser, file such amendments with the appropriate Governmental Authority. The Vendor shall use its best efforts to have any third party sponsors of the Pension Plans amend the Participating Pension Plans where necessary to give effect to this Section 10.12 and file such amendments with the appropriate Governmental Authority. The Party who receives any consent or approval required to be obtained from a Governmental Authority shall immediately notify the other Party when such consent or approval is received.

(d)	Effective as of the Closing Date, the Vendor shall assign to the Purchaser, and the Purchaser agrees to accept such assignment of, all of the Vendor’s rights, duties, obligations and liabilities under the Non-Pension Benefit Plans (whether as sponsor of, or participating employer in, such Non-Pension Benefit Plans) in respect of the Transferring Employees including, without limitation, all of the Vendor’s rights, duties, obligations and liabilities under the insurance policies, contracts or arrangements through which the Non-Pension benefit Plans are provided.

(e)

Where consent to the assignment or the amendment of a Non-Pension Benefit Plan or an insurance policy or any other agreement related to a Non-Pension Benefit Plan is required from a Person other than the Purchaser or the Vendor, the Vendor and the Purchaser shall make reasonable best efforts to obtain such consent. If the Vendor and the Purchaser are unable to obtain consent from such Person after making such best efforts, the Purchaser will, as of the Closing Date, establish or otherwise provide non-pension benefit plans that provide benefits which are substantially similar to those that were provided under the Non-Pension Benefit Plans.

10.13	Certain Litigation and Arbitration

Following the Closing Date, the Purchaser shall, and shall cause the Purchased Businesses to, provide all necessary assistance to the Vendor in connection with the Robertson Class Action, the Hollinger Arbitration and the Montréal Compositors’ Grievance (in this Section 10.13, the “Excluded Claims”). The Vendor shall bear all reasonable out-of-pocket expenses of the Purchaser in connection with such assistance and shall be entitled to any award, settlement or other benefit in favour of the Purchaser or any of the Purchased Businesses in connection with the Robertson Class Action, the Hollinger Arbitration or the Montréal Compositors’ Grievance, including any award for costs, and the Purchaser hereby irrevocably assigns to the Vendor the benefit of the Excluded Claims.

10.14	Vendor’s Credit Facility

At the Closing Time, the Vendor shall obtain a general release and direction from the Bank of Nova Scotia in its capacity as Administrative Agent under the Vendor’s Credit Facility with respect to any security interest in any of the Purchased Assets or the assets of CPI granted to the Bank of Nova Scotia in such capacity and shall procure the discharge of all registrations in respect of such security interests within 30 days of the Closing Date.

10.15	CPI Cash Balance

The Vendor shall ensure that on the Closing Date CPI shall have cash with an aggregate value of $20,000,000.

ARTICLE 11

CLOSING

11.1	Place of Closing

The Closing shall take place at the Closing Time at the offices of Osler, Hoskin & Harcourt LLP located at 1 First Canadian Place, 100 King Street West, Toronto, ON M5X 1B8, or at such other place as may be agreed upon by the Parties.

11.2	Tender

Any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and money shall be tendered by wire transfer of immediately available funds to the account specified by that Party.

ARTICLE 12

INDEMNIFICATION

12.1	Indemnification by the Vendor

(a)	The Vendor shall indemnify, defend and save harmless each of the other Parties and their respective trustees, directors, officers, agents and employees (as the case may be) (in this Section 12.1, each and “Indemnified Party”) on an after-Tax basis, from and against all Claims which may be brought against an Indemnified Party or which such an Indemnified Party may suffer or incur, as a result of or in connection with:

(i)	any non-fulfilment or breach of any covenant or agreement on the part of Vendor contained in this Agreement;

(ii)	any misrepresentation or any incorrectness in or breach of any representation or warranty of the Vendor contained in this Agreement or in any certificate or other document furnished by the Vendor pursuant to this Agreement;

(iii)	the Robertson Class Action;

(iv)	the ERDC Claim;

(v)	any Claim under or pursuant to the Transaction Agreement, including any Claims against CanWest and its Affiliates in the Hollinger Arbitration; and

(vi)	the Montréal Compositors’ Grievance.

(b)	The Vendor’s obligations under Subsection 12.1(a) shall be subject to the following limitations:

(i)	subject to Subsections 12.1(c), 12.1(b)(ii) and 12.1(b)(iii), the obligations of the Vendor under Subsection 12.1(a)(ii) shall terminate on the date which is eighteen (18) months after the Closing Date except with respect to bona fide Claims by an Indemnified Party set forth in written notices given by such Party to the Vendor prior to such date;

(ii)	the obligations of the Vendor under Subsection 12.1(a)(ii) in respect of any Claim based on any incorrectness in or breach of the representations and warranties contained in Subsection 8.1(o) arising or in respect of a particular period ending on, before or including the Closing Date shall terminate 90 days after the end of the Tax Reassessment Period for that particular period, except with respect to bona fide Claims by an Indemnified Party set forth in written notices given by such Party to the Vendor prior to such date;

(iii)	the obligations of the Vendor under Section 12.1(a)(ii) in respect of any Claim based on any incorrectness in or breach of any representations or warranties contained in Section 8.1(i) shall terminate on the date on which the Fund is no longer liable for Misrepresentations under the Prospectus pursuant to the Securities Act (Ontario);

(iv)	the Vendor shall not be required to pay any amounts under Sections 12.1(a)(i) or (ii) until the aggregate of such Claims exceeds one (1)

percent of the Purchase Price and then only the excess over such amount; and

(v)	the Vendor’s total liability in respect of all Claims under this Agreement shall not exceed fifty percent (50%) of the Purchase Price.

(c)	There shall be no time limitation on the obligations of the Vendor under Subsection 12.1(a)(ii) in respect of any Claim based upon any incorrectness in or breach of the representations and warranties contained in Subsections 8.1(a), 8.1(b) and 8.1(c).

12.2	Indemnification by the Purchaser

(a)	The Purchaser shall indemnify, defend and save harmless each of the other Parties and their respective trustees, directors, officers, agents and employees (as the case may be) (in this Section 12.2, each an “Indemnified Party”) from and against all Claims which may be made or brought against an Indemnified Party, or which such an Indemnified Party may suffer or incur, as a result of or in connection with:

(i)	any non-fulfilment or breach of any covenant or agreement on the part of the Purchaser contained in this Agreement;

(ii)	any misrepresentation or any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement or in any certificate or other document furnished by the Purchaser pursuant to this Agreement.

(b)	Subject to Subsection 12.2(c), the obligations of the Purchaser under Subsection 12.2(a)(ii) shall terminate on the date which is eighteen (18) months after the Closing Date except with respect to bona fide Claims by an Indemnified Party set forth in written notices given by such Party to the Purchaser prior to such date.

(c)	There shall be no limitation on the obligations of the Purchaser under Subsection 12.2(a)(ii) in respect of any Claim based on any incorrectness in or breach of the representations and warranties contained in Subsections 8.2(a), 8.2(b) or 8.2(c).

12.3	Indemnification by Trust

(a)	Trust shall indemnify, defend and save harmless each of the other Parties and their respective trustees, directors, officers, agents and employees (as the case may be) (in this Section 12.3, each an “Indemnified Party) from and against all Claims which may be made or brought against an Indemnified Party, or which an Indemnified Party may suffer or incur, as a result of or in connection with:

(i)	any non-fulfilment or breach of any covenant or agreement on the part of Trust contained in this Agreement:

(ii)	any misrepresentation or any incorrectness in or breach of any representation or warranty of Trust contained in this Agreement or in any certificate or other document furnished by Trust pursuant to this Agreement.

(b)	Subject to Subsection 12.3(c), the obligations of Trust under Subsection 12.3(a)(ii) shall terminate eighteen (18) months after the Closing Date except with respect to bona fide Claims by an Indemnified Party set forth in written notices given by such Party to Trust prior to such date.

(c)	There shall be no limitation on the obligations of Trust under Subsection 12.3(a)(ii) in respect of any Claim based on any incorrectness in or breach of the representations and warranties contained in Subsections 8.3(a) or 8.3(b).

12.4	Indemnification by the Fund

(a)	The Fund shall indemnify, defend and save harmless each of the other Parties and their respective trustees, directors, officers, agents and employees (as the case may be) (in this Section 12.4, each an “Indemnified Party”) from and against all Claims which may be made or brought against an Indemnified Party, or which an Indemnified Party may suffer or incur, as a result of or in connection with:

(i)	any non-fulfilment or breach of any covenant or agreement on the part of the Fund contained in this Agreement;

(ii)	any misrepresentation or any incorrectness in or breach of any representation or warranty of the Fund contained in this Agreement or in any certificate or other document furnished by the Fund pursuant to this Agreement.

(b)	Subject to Subsection 12.4(c), the obligations of the Fund under Subsection 12.4(a)(ii) shall terminate eighteen (18) months after the Closing Date except with respect to bona fide Claims by an Indemnified Party set forth in written notices given by such Party to the Fund prior to such date.

(c)	There shall be no limitation on the obligations of the Fund under Subsection 12.4(a)(ii) in respect of any Claim based upon any incorrectness in or breach of the representations and warranties contained in Subsections 8.4(a) or 8.4(b).

12.5	Indemnification by the General Partner

(a)	The General Partner shall indemnify, defend and save harmless each of the other Parties and their respective trustees, directors, officers, agents and employees (as the case may be) (in this Section 12.5, each an “Indemnified Party”) from and against all Claims which may be made or brought against an Indemnified Party, or which an Indemnified Party may suffer or incur, as a result of or in connection with:

(i)	any non-fulfilment or breach of any covenant or agreement on the part of the General Partner contained in this Agreement;

(ii)	any misrepresentation or any incorrectness in or breach of any representation or warranty of the General Partner contained in this Agreement or in any certificate or other document furnished by the General Partner pursuant to this Agreement.

(b)	Subject to Subsection 12.5(c), the obligations of the General Partner under Subsection 12.5(a)(ii) shall terminate eighteen (18) months after the Closing Date except with respect to bona fide Claims by an Indemnified Party set forth in written notices given by such Party to the General Partner prior to such date.

(c)	There shall be no limitation on the obligations of the General Partner under Subsection 12.5(a)(ii) in respect of any Claim based upon any incorrectness in or breach of the representations and warranties contained in Subsections 8.2(b) or 8.2(c).

12.6	Notice of Claim

If an Indemnified Party under any of Sections 12.1 to 12.5 (in this Section, each an “Indemnified Party”) wishes to make a Claim for indemnification pursuant to this Article 12 against another Party (the “Indemnifying Party”), the Indemnified Party shall promptly give notice to the Indemnifying Party of the Claim for indemnification. Such notice shall specify whether the Claim originates with the Indemnified Party (an “Original Claim”) or with a Person other than the Indemnified Party (a “Third Party Claim”), and shall also specify with reasonable particularity (to the extent that the information is available):

(a)	the factual basis for the Claim, and

(b)	the amount of the Claim, or, if an amount is not then determinable, an approximate and reasonable estimate of the potential amount of the Claim.

12.7	Procedure for Indemnification

(a)	Claims Other Than Third Party Claims - Following receipt of Notice of a Claim from an Indemnified Party, the Indemnifying Party shall have thirty (30) days to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party and its authorized representatives the information relied upon by the Indemnified Party to substantiate the Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of the Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

(b)

Third Party Claims - With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its own expense, to and shall at the request of the Indemnified Party participate in or assume control of the negotiation, settlement or defence of the Third Party Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party’s out-of-

pocket expenses as a result of its participation. If the Indemnifying Party assumes such control, the Indemnified Party shall co-operate with the Indemnifying Party, shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and shall have the right to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Indemnifying Party and the Indemnified Party shall be retained by the Indemnifying Party, acting reasonably. The Indemnified Party shall be entitled to retain separate counsel, whose fees and expenses shall be borne by the Indemnifying Party only if there are separate defences available to the Indemnified Party or conflicts of interest. In any other case, the Indemnifying Party, having assumed the defence, will not as long as it diligently conducts such defence, be liable to the Indemnified Party for fees of other counsel or other expenses with respect to the defence of the proceeding, subsequently incurred by the Indemnified Party other than reasonable costs of investigation approved in advance by the Indemnifying Party. If the Indemnifying Party, having received notice of a Third Party Claim does not within ten (10) days give notice of its election to assume control of the negotiation, settlement or defence of the Third Party Claim, or having assumed such control thereafter falls to defend any such Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume control at the expense of the Indemnifying Party and the Indemnifying Party shall be bound by any determination of the proceedings or any compromise or settlement effected by the Indemnified Party in good faith with respect to such Third Party Claim.

12.8	Additional Rules and Procedures

The obligation of the Parties to indemnify each other pursuant to this Article shall also be subject to the following:

(a)	In the event that any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Person (a “Third Party”) with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party.

(b)	Except in the circumstances contemplated by Subsection 12.8(a) and whether or not the Indemnifying Party assumes control of the negotiations, settlement or defence of any Third Party Claim, the Indemnified Party shall not negotiate, settle, compromise or pay any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	The Indemnified Party shall not knowingly permit any right of appeal in respect of any Third Party Claim to terminate without giving the Indemnifying Party notice thereof and an opportunity to contest such Third Party Claim.

(d)	The Parties shall co-operate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate a senior officer who will keep himself informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.

(e)	Notwithstanding Subsection 12.8(a), the Indemnifying Party shall not (i) settle, compromise or pay any Third Party Claim except with the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) or (ii) conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse impact on the Indemnified Party.

(f)	If the Indemnified Party determines in good faith that there is a reasonable probability that any proceeding in respect of a Claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle the proceeding. In such case, the Indemnifying Party will not be bound by any compromise or settlement effected without its consent (which may not be unreasonably withheld or delayed).

12.9	Bulk Sales and Retail Sales Tax Waiver and Indemnity

In respect of the purchase and sale of the Directly-Held Assets under this Agreement, the Purchaser shall not require the Vendor to comply or to assist the Purchaser in complying with the requirements of (a) the Bulk Sales Act (Ontario) and any other applicable provincial or territorial bulk sales legislation or (b) section 6 of the Retail Sales Tax Act (Ontario) and any equivalent or corresponding provision under any other applicable provincial or territorial tax legislation. Notwithstanding the foregoing, the Vendor shall indemnify and save harmless the Purchaser, its directors, officers, employees and agents (in this Section collectively referred to as the “Indemnified Parties”), on an after-Tax basis, from and against all Claims that may be made or brought against the Indemnified Parties, or that they may suffer or incur, directly or indirectly, arising out of such non-compliance other than Claims relating to the Assumed Liabilities.

12.10	Exclusive Remedy

The rights of indemnity set forth in this Article 12 are the sole and exclusive remedy of each Party in respect of any misrepresentation, incorrectness in or breach of representation or warranty or breach of covenant, by any other Party under this Agreement. Accordingly, the Parties waive, from and after the Closing, any and all rights, remedies and Claims that a Party may have against the other, whether at law, under any statute or in equity (including but not limited to claims for contribution or other rights of recovery arising under any Environmental Laws, claims for breach of contract, breach of representation and warranty, negligent misrepresentation and all claims for breach of duty), or otherwise, directly or indirectly, relating to the provisions of this Agreement or the transactions contemplated by this Agreement other than as expressly provided for in this Article 12 and other than those arising with respect to any fraud or wilful misconduct. The Parties agree that if a Claim for indemnification is made by a Party in accordance with Subsections 12.1(b), 12.2(b), 12.3(b), 12.4(b) or 12.5(b), as the case may be, and there has been a refusal by the applicable Party to make payment or otherwise provide satisfaction in respect of such Claim, then the dispute resolution procedure referred to in Section 13.4 is the appropriate means to seek a remedy for such refusal. This Article 12 shall remain in full force and effect in all circumstances and shall not be terminated by any breach (fundamental, negligent or otherwise) by any Party of its representations, warranties or covenants under this Agreement or under any Closing document or by any termination or rescission of this Agreement by any Party.

ARTICLE 13

GENERAL

13.1	Public Notices

The Parties shall jointly plan and co-ordinate any public notices, press releases, and any other publicity concerning the transactions contemplated by this Agreement and no Party shall act in this regard without the prior approval of the others, such approval not to be unreasonably withheld, unless such disclosure is required to meet timely disclosure obligations of any Party under applicable laws and stock exchange rules in circumstances where prior consultation with the other Parties is not practicable and a copy of such disclosure is provided to the other Parties at such time as it is made available to the regulatory authority.

13.2	Notices

Any notice or other writing required or permitted to be given under this Agreement (a “Notice”) shall be in writing and shall be sufficiently given if delivered, or if sent by prepaid courier, or if transmitted by facsimile, or e-mail (with receipt noted) or other form of recorded communication tested prior to transmission to such Party:

(a)	in the case of a Notice to CanWest, at:

31st Floor, TD Centre

201 Portage Avenue

Toronto Dominion Centre

Winnipeg, MB R3B 3L7

Attention:	Richard Leipsic
Fax:	204-947-9841
E-mail:	RLeipsic@canwest.com

(b)	in the case of a Notice to the Vendor, at:

c/o CanWest

31st Floor, TD Centre

201 Portage Avenue

Toronto Dominion Centre

Winnipeg, MB R3B 3L7

Attention:	Richard Leipsic Tom Strike
Fax:	204-947-9841
E-mail:	RLeipsic@canwest.com
TStrike@canwest.com

(c)	in the case of a Notice to the Purchaser, at:

c/o General Partner

1450 Don Mills Road

Toronto, Ontario M3B 3R5

Attention:	President
Fax:	416-442-5621
E-mail:	PViner@canwest.com

(d)	in the case of a Notice to the General Partner, at:

1450 Don Mills Road

Toronto, Ontario M3B 3R5

Attention:	President
Fax:	416-442-5621
E-mail:	PViner@canwest.com

(e)	in the case of a Notice to Trust, at:

1450 Don Mills Road Toronto, Ontario M3B 3R5

Attention:	Douglas Lamb
Fax:	416-442-2135
E-mail:	dlamb@canwest.com
cc:	John Maguire
Fax:	416-947-9841
E-mail:	jmaguire@canwest.com

in the case of a Notice to the Fund, at:

1450 Don Mills Road

Toronto, Ontario M3B 3R5

Attention:	Douglas Lamb
Fax:	416-442-2135
E-mail:	dlamb@canwest.com
cc:	John Maguire
Fax:	416-947-9841
E-mail:	jmaguire@canwest.com

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the same in the manner provided in this Section 13.2.

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is so delivered at that address, provided that if that day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice sent by prepaid courier will be deemed to have been given and received on the second Business Day following the date of its sending. Any Notice transmitted by facsimile, e-mail or other form of recorded communication will be deemed given and received on the first Business Day after its transmission.

13.3	Assignment

This Agreement may not be assigned by any Party hereto without the prior written consent of each of the other Parties, except that the rights of Trust and the Limited Partnership hereunder may be assigned as security to the lenders under the Senior Credit Facility.

13.4	Arbitration

The Parties agree that arbitration shall be the sole means of resolving any dispute, difference, controversy or claim arising out of or relating to this Agreement, including, its breach, interpretation, termination or validity (“Dispute”) except as specifically provided in this Agreement. In the event that the Parties are unable to settle any Dispute, either Party may refer the Dispute to arbitration in accordance with the Arbitration Procedures, provided that nothing in this Section 13.4 will preclude a Party from seeking interim relief by way of an injunction (mandatory or otherwise) or other interim equitable relief in the Ontario Superior Court in connection with this Agreement which court will have exclusive jurisdiction in respect of all such matters.

13.5	Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

13.6	Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby.

13.7	Limitation of Liability in Respect of the Fund

The trustees of the Fund, in incurring any debts liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Fund are, and shall be conclusively deemed to be, acting for an on behalf of the Fund, and not in their own personal capacities. None of the trustees of the Fund shall be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to the Fund or in respect to the affairs of the Fund. No property or assets of the trustees of the Fund, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Agreement. No recourse may be had or taken, directly or indirectly, against the trustees of the Fund in their personal capacity. The Fund shall be solely liable therefor and resort shall be had solely to the property and assets of the Fund for payment or performance thereof.

No unitholder of the Fund as such shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any party to this Agreement in connection with the obligations or the affairs of the Fund or the acts or omissions of the trustees of the Fund, whether under this Agreement or otherwise, and the other parties hereto shall look solely to the property and assets of the Fund for satisfaction of claims of any nature arising out of or in connection therewith and the property and assets of the Fund only shall be subject to levy or execution.

13.8	Limitation of Liability in Respect of Trust

The trustees of Trust, in incurring any debts liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of Trust are, and shall be conclusively deemed to be, acting for an on behalf of Trust, and not in their own personal capacities. None of the trustees of Trust shall be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to Trust or in respect to the affairs of Trust. No property or assets of the trustees of Trust, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Agreement. No recourse may be had or taken, directly or indirectly, against the trustees of Trust in their personal capacity. Trust shall be solely liable therefor and resort shall be had solely to the property and assets of Trust for payment or performance thereof.

No unitholder of Trust as such shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any party to this Agreement in connection with the obligations or the affairs of Trust or the acts or omissions of the trustees of Trust, whether under this Agreement or otherwise, and the other parties hereto shall look solely to the property and assets of Trust for satisfaction of claims of any nature arising out of or in connection therewith and the property and assets of Trust only shall be subject to levy or execution.

13.9	Limited Liability of Limited Partners of the Limited Partnership

The parties acknowledge that the Limited Partnership is a limited partnership formed under the laws of the Province of Ontario, a limited partner of which is liable for any liabilities or losses of the Limited Partnership only to the extent of the amount that such limited partner has contributed, or agreed to contribute, to the capital of the Limited Partnership and such limited partner’s pro rata share of any undistributed income. The parties further acknowledge that General Partner is the sole general partner of the Limited Partnership.

13.10	Osler, Hoskin & Harcourt LLP Acting for More than One Party

Each of the Parties to this Agreement has been advised and acknowledges to each other and to Osler, Hoskin & Harcourt LLP (“Osler”) that (a) Osler is acting in connection with this

Agreement (and all other agreements between the Parties being entered into as part of the offering of securities being undertaken by the Fund) as counsel to and jointly representing CanWest, the Vendor, the Purchaser, Trust and the Fund (each a “Client” and, collectively, “Clients”), (b) in this role, information disclosed to Osler by one Client will not be kept confidential and will be disclosed to all Clients and each of the Parties consents to Osler so acting and (c) should a conflict arise between any Clients, Osler may not be able to continue to act for any such Clients.

13.11	Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

13.12	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

[The remainder of this page has intentionally been left blank]

IN WITNESS OF WHICH the Parties have executed this Agreement.

CANWEST GLOBAL COMMUNICATIONS CORP., WHICH IS A PARTY SOLELY FOR THE PURPOSES OF SECTION 10.6

By:
	Name:	Richard M. Leipsic
	Title:	Vice-President and General Counsel

By:
	Name:	Riva J. Richard
	Title:	Assistant Secretary

CANWEST MEDIAWORKS INC.

By:
	Name:	Richard M. Leipsic
	Title:	Vice-President and General Counsel

By:
	Name:	Riva J. Richard
	Title:	Assistant Secretary

CANWEST MEDIAWORKS LIMITED PARTNERSHIP by its general partner CANWEST MEDIAWORKS (CANADA) INC.

By:
	Name:	Peter D. Viner
	Title:	President and Chief Executive Officer

By:
	Name:	Riva J. Richard
	Title:	Secretary

CANWEST MEDIAWORKS (CANADA) INC.

By:
	Name:	Peter D. Viner
	Title:	President and Chief Executive Officer

By:
	Name:	Riva J. Richard
	Title:	Secretary

CWMW TRUST

By:
	Name:	John E. Maguire
	Title:	Trustee

CANWEST MEDIAWORKS INCOME FUND

By:
	Name:	Peter M. Liba
	Title:	Trustee

By:
	Name:	Richard M. Leipsic
	Title:	Trustee

SCHEDULE 1.1(a)

ENVIRONMENTAL REPORTS

British Columbia

Alberni Valley Times

4918 Napier Street, Port Alberni, B.C.

i)	Phase I Environmental Site Assessment, Alberni Valley Times, 4918 Napier Street, Port Alberni, British Columbia, prepared by Golder Associates Ltd., dated July 10, 2000

ii)	Environmental Audits of Stirling Publishing Limited Printing Operations located in British Columbia and Prince Edward Island prepared by Technitrol Eco, dated January 7, 1994

Lower Mainland Publishing Abbotsford Times

30887 Peardonville Road, Abbotsford, B.C.

i)	Phase I Environmental Site Assessment, Abbotsford Times, 30887 Peardonville Road, Abbotsford, prepared by Golder Associates Ltd., dated July 26, 2000

Lower Mainland Publishing, Chilliwack Times

45951 Tretheway Avenue, Chilliwack, B.C.

i)	Phase I Environmental Site Assessment, Chilliwack Times, 45951 Tretheway Avenue, Chilliwack, prepared by Golder Associates Ltd., dated July 26, 2000 including Insurers Advisory Organization Inc. report for 45951 Tretheway Avenue, Chilliwack, B.C., dated August 4, 1984

Lower Mainland Publishing, Delta Optimist

5485 48th Avenue Delta, B.C.

i)	Phase I Environmental Site Assessment, Delta Optimist, 5485 48th Ave, Delta, prepared by Golder Associates Ltd., dated July 26, 2000

Lower Mainland Publishing, Richmond News

5731 No. 3 Road, Richmond, B.C.

i)	Phase I Environmental Site Assessment, Richmond News, 5731 No. 3 Road, Richmond, prepared by Golder Associates Ltd., dated July 26, 2000 including Insurers Advisory Organization Inc. report for 5731 No. 3 Road, Richmond, B.C., dated May 15, 1985

Nanaimo Daily News

2575 McCullough Road, Nanaimo, B.C.

i)	Phase I Environmental Site Assessment Update, Nanaimo Daily News and Harper City Star, 2575 McCullough Road, Nanaimo, B.C. prepared by Golder Associates Ltd.

Pacific Press: The Province and Vancouver Sun

12091-88th Avenue, Surrey, B.C.

2250 Granville Street, Vancouver

200 Granville Street, Vancouver, B.C.

i)	Phase II Environmental Site Assessment, Pacific Newspaper Group Ltd., 12091 – 88th Avenue, Surrey, B.C., prepared by EMP, dated January, 2002

ii)	Phase I Environmental Site Assessment, Former Pacific Press Site, the Vancouver Sun and the Vancouver Province, 2250 Granville Street, B.C., prepared by Golder Associates Ltd. dated July 10, 2000 including Insurers Advisory Organization Inc. report for 12091- 88th Avenue, Surrey, B.C., dated June 27, 1962

iii)	Phase I Environmental Site Assessment, Pacific Press Site. The Vancouver Sun and the Vancouver Province 12091 88th Avenue, Surrey, B.C., prepared by Golder Associates Ltd., dated July 10, 2000

iv)	Letter from Pottinger Gaherty Environmental Consultants re: Subsurface Investigation, Installation and Sampling of Monitoring Wells – 12091 and 12215 88th Avenue and Holt Road, Surrey, B.C., dated September 1, 1995

v)	Letter from Pottinger Gaherty Environmental Consultants re: Phase I Environment Site Investigation – Site History and Inspection – 12091 and 12215 88th Avenue and 8887 Holt Road, Surrey, B.C., dated August 31, 1995

Victoria Times Colonist

2621-2269 Douglas Street, Victoria, B.C.

i)	Phase II Environmental Site Assessment, Victoria Times-Colonist, 2621 – 2629 Douglas Avenue, Victoria, B.C., prepared by Golder Associates Ltd., dated June 2002

ii)	Phase I Environmental Site Assessment, Victoria Times-Colonist, 2621 – 2629 Douglas Avenue, Victoria, B.C., prepared by Golder Associates Ltd., dated July 10, 2000, including Insurers Advisory Organization Inc. report, dated April 1, 1996

iii)	Memo report from Philip Faulkner re: 2000 Health, Safety and Environmental Audit, dated March 3, 2000

iv)	Survey report – Hollinger Environmental Audit Program, dated February 14 & 15, 2000

v)	Memo from D. Martin to C. Robertson and G. Porter regarding the Health, Safety and

Environmental Audit Meeting Minutes of August 17, 1999

vi)	Letters from G. Porter to R. Beasley dated November 6, 1998 and to A. Ali Manki dated November 9, 1998 re: Times Colonist PCB Storage Facility and Contingency Plan

vii)	Letter from G. Porter to Z. Ali Manki regarding notice of violation letter, received October 6, 1998, about the storage of PCB materials, dated October 16, 1998

viii)	Letter from P. Faulkner to Z. Ali Manki re: the Times Colonist PCB storage facility, dated October 15, 1998

ix)	Memo report from Philip Faulkner re: 1998 Baseline Health, Safety and Environmental Audit, dated October 9, 1998

x)	Survey report – Southam Environmental Audit Program, dated October 5, 1998

xi)	Memo, dated October 13, 1998, from P. Faulkner attaching Letter Report from Golder Associates Ltd. to G. Porter re: Review of Effluent Discharge, dated March 18, 1998

xii)	Report by North West Environmental Consulting & Testing Ltd., dated June 30, 1991, titled “Assessment and Control of Asbestos-Containing Building Material – Times Colonist Building”

Alberta

Calgary Herald

15 16th Avenue SE, Calgary, Alberta

i)	Phase 1 Environmental Site Assessment, Calgary Herald, prepared by Golder Associates Ltd., dated July 10, 2000

ii)	Memo from J. Jamieson to P. Faulkner enclosing a “Significant Events Report for a Spill June, 1999”, dated July 16, 1999

iii)	Results of process effluent sewage samples, Calgary Herald prepared by the City of Calgary Engineering and Environmental Services Department, dated March 8, 1996

iv)	Memo from H. Marcus to M. Khan enclosing the B.O.M.A. questionnaire, dated November 13, 1995

v)	Results of process effluent sewage samples, Calgary Herald prepared by the City of Calgary Engineering and Environmental Services Department, dated August 23, 1995

vi)	BGE Service Supply Limited, Bio-lab Air Quality Services Report air quality reviews Calgary Herald Building, 215- 16th Street SE, Calgary Alberta, dated July/August 1995

vii)	Southam Inc. Environmental Audit, Calgary Herald prepared by Altech Environmental Consulting Ltd., dated October 31, 1994

viii)	Assessment of Indoor Air Quality Calgary Herald loading dock prepared by Occutech Services Inc., dated April, 1992

Edmonton Journal

9301 49th Street, Edmonton, Alberta, 10006 101st Street, Edmonton, Alberta

i)	Phase 1 Environmental Site Assessment, Edmonton Journal, prepared by Golder Associates Ltd., dated July 10, 2000

ii)	Letter to P. Faulkner from J. Celino enclosing completed forms for Air Emissions, Underground and Aboveground Tanks and Spill Inventories for 1997, dated December 19, 1997

iii)	Memo to F. Castle from H. Marcus re: removal of a varsol storage tank, dated March 23, 1995

iv)	Memo to L. Hughes from H. Marcus, dated July 1994

v)	Southam Inc., Environmental Audit, Edmonton Journal, prepared by Altech Environmental Consulting Limited, dated January 12, 1994, revised June 22, 1994, Reference no. 93-530

vi)	Letter from Altech Environmental Consulting Ltd. to H. Marcus, dated January 12, 1994, re: Phase I Environmental Assessment Report

vii)	Letter from the City of Edmonton Fire Marshall to T. Mackey, Provincial Fire Commissioner, dated November 23, 1993

viii)	H.B.T. Agra Limited Engineering & Environmental Services Report: Air Quality Assessment Using Carbon Dioxide as an Indicator, Edmonton Journal Building, dated November, 1993

ix)	Letter from the law firm of Parlee McLaws to Reynolds, Mirth, Richards & Farmer re: Fire Prevention Act Order, dated October 1, 1993

Saskatchewan

Regina Leader-Post

1922 Park Street, Regina, SK

1964 Park Street, Regina, SK

535 12th Avenue, Regina, SK

i)	Phase II Environmental site Assessment Update for 1964 Park Street and 535-12th Avenue, Regina, prepared by EMP, dated August 7, 2002

ii)	Asbestos Material Assessment, Regina Leader-post, 1964 Park Street, Regina, prepared by EPOCH, dated May, 2002

iii)	Phase 1 Environmental Site Assessment Update for 1922 and 1964 Park Street and 535- 12th Avenue, Regina, prepared by Golder Associates Ltd., dated July 10, 2000

iv)	Letter report from Jordan Asbestos Removal Ltd. re: Former CKCK Radio Station East Crawl Space Removal of Asbestos, dated January 11, 2000

v)	Letter report from Bersch & Associates Ltd. re: Leader-Post Building—Crawl Space Inspection, Asbestos Abatement, dated December 16, 1999

vi)	Letter from Saskatchewan Workers’ Compensation Board, dated August 27, 1999

vii)	Letter from the City of Regina, dated August 4, 1999

viii)	City of Regina Approval for Disposal of Special Waste at the Centre Landfill, dated July 26, 1999

ix)	Letter from Saskatchewan Environment and Resource Management dated November 13, 1996

x)	Phase 1 Environmental Site Assessment of 14 properties in Manitoba, Saskatchewan and Alberta prepared by Gartner Lee, dated February 1996

The Saskatoon StarPhoenix

204 5th Avenue, North Saskatoon, SK

219 5th Avenue, North Saskatoon, SK

i)	Phase II Environmental Site Assessment, The StarPhoenix, 204 5th Avenue, North Saskatoon, SK, prepared by EMP, dated July 5, 2002

ii)	Asbestos Material Assessment, The StarPhoenix, 204 5th Avenue, North Saskatoon, SK, prepared by EPOCH, dated May, 2002

iii)	Phase 1 Environmental Site Assessment Update, Saskatoon StarPhoenix, 204 and 209 5th Avenue North, Saskatoon, prepared by Golder Associates Ltd., dated July 10, 2000

iv)	Phase I Environmental Site Assessment of 14 properties in Manitoba, Saskatchewan and Alberta prepared by Gartner Lee, dated February, 1996

Ontario

Ottawa Citizen

1101 Baxter Road, Ottawa, ON

i)	Phase II Environmental Site Assessment, The Ottawa Citizen, 1101 Baxter Road, Ottawa, Ontario prepared by EMP, dated November, 2001

ii)	Phase I Environmental Site Assessment, The Ottawa Citizen, 1101 Baxter Road, Ottawa, Ontario prepared by Golder Associates Ltd., dated July 10, 2000

iii)	Letter report dated February 15, 2000 from Dell Tech Laboratories Ltd., re: Chemical and MSDS Cleanup-Week of February 7, 2000

iv)	Letter report dated November 18, 1999 from Dell Tech Laboratories Ltd., re: Chemical Audit at the Citizen on November 15, 1999

v)	Ontario Ministry of the Environment, Subject Waste Generator Site Inspection Report, dated March 24, 1999 (report mailed April 7, 1999)

vi)	Letter to P. Faulkner from J. Denis enclosing the Ottawa Citizen Waste Reduction Program and a copy of the 1997 Audit Report, dated June 16, 1998

vii)	Survey report – Southam Environmental Audit Program, dated May 29, 1996

viii)	Memo report re: Environmental Review-The Ottawa Citizen, Conducted by Staff at Southam Inc., dated May 1996

ix)	Bovar Environmental Follow-up, Indoor Air Quality Investigation for the Ottawa Citizen, dated March, 1996

x)	Fax from F. Lecciri to H. Marcus enclosing a report of a spill at the loading dock on November 21, 1995, dated November 23, 1995

xi)	Letter from Jacques Whitford Environment Limited to Mr. T. Wichers, Triangle Pump Service Ltd., dated December 5, 1994

xii)	Letter to H. Marcus, B. Williams and R. Mills from Gowling, Strathy & Henderson regarding prosecution by the MOEE of charges against Ottawa Citizen personnel under the EPA and OWRA, dated May 12, 1994

xiii)	Subsurface Investigation, The Ottawa Citizen Building, 1101 Baxter Road, Ottawa, Ontario prepared by Oliver Mangione McCalla and Associates Limited, dated September, 1993

The Windsor Star

167 Ferry Street, Windsor, ON

3000 Starway, Windsor, ON

94 Talbot Street East, Leamington, ON

2605 Temple, Windsor, ON

i)	Asbestos and Mould Assessment, The Windsor Star, 167 Ferry Street, Windsor, prepared by EMP, dated March 7, 2002

ii)	Phase II Environmental Site Assessment, The Windsor Star, 167 Ferry Street and 2605 Temple Drive, Windsor, prepared by EMP, dated October, 2001

iii)	Phase I Environmental Site Assessment, The Windsor Star, 167 Ferry Street, Windsor, prepared by Golder Associates Ltd., dated July 10, 2000 including Insurers Advisory

Organization Inc. report, dated January 8, 1958

iv)	Phase I Environmental Site Assessment, The Windsor Star, 2605 Temple Drive and 3000 Star Way, Windsor, prepared by Golder Associates Ltd., dated July 10, 2000

v)	Memo from L. Veres dated April 14, 2000 attaching a report by H.J. Marcus “The Windsor Star PCB Transformer Option Review” report, dated April, 1997

vi)	Indoor Air Quality Study at the Windsor prepared by IHEAS Inc. (Industrial Hygiene and Environmental Advisory Services Inc.), dated April 6, 1995

vii)	Asbestos Management Program, The Windsor Star, Windsor, Ontario, undated

Quebec

The Montreal Gazette

250 St. Antoine Street West, Montreal, PQ

231-235 St. Jacques Street West, Montreal, PQ

241-245 St. Jacques Street West, Montreal, PQ

7001 St. Jacques Street West, PQ

i)	Phase I Environmental Site Assessment Update, The Gazette 250 St. Antoine Street West, 231-235 St. Jacques Street West, 241-245 St. Jacques Street West & 7001 St. Jacques Street West, Montreal, PQ, prepared by Golder Associates Ltd., dated July 10, 2000

ii)	A memo, dated March 23, 2000, from P. Faulkner to M. Goldbloom and J.P. Tremblay regarding the 2000 Health, Safety & Environmental Audit

iii)	Survey report – Southam Environmental Audit Program, dated February 24 & 25, 2000

iv)	Spectrum Associates, Phase I Environmental Site Assessment, dated September 27, 1999

v)	Report of Analyses – Analyses of Wastewater, dated June 8, 1999

vi)	Southam Newspaper Group PCB inventory completed by D. W. Sampayo, dated March 17, 1999

vii)	Memo report from Philip Faulkner re: 1999 Health, Safety and Environmental Audit, dated February 25, 1999

viii)	Life Cycle Inventory Profile Assessment of the Gazette prepared by P. Goldsmith, Concordia University Special Aspects of Engineering, dated April, 1994

ix)	Memo from D. Brown to D. Perks re: Environment Audit Report, May 18, 1993, dated July 16, 1993

x)	Southam Environmental Audit Program, undated

SCHEDULE 1.1(b)

EXCLUDED ASSETS

(b)	Any cash or cash equivalent in or used in any of the Purchased Businesses other than as required pursuant to Section 10.17;

(c)	the assets and operations of the National Post Company and the units of the National Post Company;

(d)	the assets used principally by the Head Office Operations;

(e)	the following Trade-Marks:

Common Law Trade-marks

Trade-mark

CANWEST INTERACTIVE

CANWEST BOOKS

INFORM. ENLIGHTEN. ENTERTAIN.

Registered or Pending Trade-marks

Trade-mark	Registration/Application No.
CANWEST MEDIAWORKS	1,231,129
CNS CANWEST NEWS SERVICE & Design	1,178,757
BELIEVE BC	TMA632,814
BELIEVEBC & Design	TMA632,826
BELIEVE MANITOBA	1,200,156
BELIEVE MANITOBA & Design	1,200,155
CANSPELL	1,230,268
SERIOUSLY WESTCOAST	1,211,647
REACHCANADA	TMA540,673
REACHCANADA & Design	1,180,825
AUCTIONMART	1,145,916
AUCTIONMART & Design	1,145,915
G3	1,207,650
RAISE-A-READER	TMA594,491
RAISE-A-READER DAY	TMA597,055
RAISE-A-READER KIDS CLUB	TMA633,455
RAISE A READER & Design	TMA613,992
RAISE A READER/LIRE, C’EST GRANDIR & Design	TMA613,948
LIRE, C’EST GRANDIR	TMA614,168
DOSE	1,241,384

Trade-mark	Registration/Application No.
D & Design	1,241,380
DOSE & Design	1,241,379

(f)	corporate, financial, Tax and other records of the Vendor not relating exclusively or principally to the Directly-Held Businesses;

(g)	provincial, sales, excise or other licences or registrations issued to or held by the Vendor, whether in respect of the Directly-Held Businesses or otherwise;

(h)	all benefits of the Hollinger Arbitration;

(i)	the Vendor’s insurance policies;

(j)	refunds in respect of reassessment for Taxes of the Vendor;

(k)	refundable Taxes of the Vendor;

(l)	Vendor’s and its Affiliate’s (other than the General Partner and the Limited Partnership) internet addresses and web sites;

(m)	the assets and operations of CanWest Media Sales; and

(n)	for certainty, any assets not used principally by or for the benefit of the Directly-Held Businesses.

SCHEDULE 1.1(c)

LEASED REAL PROPERTY

1.	5th and 6th Floors, 300 Carlton Street, Winnipeg, Manitoba.

SCHEDULE 1.1(d)

PENSION AND OTHER BENEFIT PLANS

Non-Pension Benefit Plans:

(a)	ASO No. G0024132 administered by the Manufacturers Life Insurance Company providing the following benefits:

(i)	Hospital benefits;

(ii)	Major medical and drug benefits; and

(iii)	Dental benefits.

(b)	Policy No. G0029704 insured by the Manufacturers Life Insurance Company providing the following benefits:

(i)	Life insurance benefits (including optional life insurance and dependant life insurance benefits); and

(ii)	Long term disability benefits.

(c)	All other non-pension benefit plans relating to the Transferring Employees including, without limitation, group health and welfare benefit plans providing the following benefits:

(i)	Life insurance benefits (including optional life insurance and dependant life insurance benefits);

(ii)	Accidental death &dismemberment benefits (including optional accidental death &dismemberment benefits);

(iii)	Short term disability benefits;

(iv)	Long term disability benefits;

(v)	Hospital benefits;

(vi)	Major medical and drug benefits; and

(vii)	Dental benefits.

Pension Plans:

Retirement Plan for Management & Non-Bargaining Unit Employees of Global Communications Limited.

SCHEDULE 1.1(e)

PERMITTED ENCUMBRANCES

“Permitted Encumbrances” means:

General

1.	Applicable municipal by-laws, development agreements, subdivision agreements, site plan agreements and building restrictions which do not in the aggregate materially adversely affect the use or value of the real property affected thereby and provided the same have been complied with in all material respects to the Closing Date including the posting of any required security for performance of obligations thereunder.

2.	Any easements, servitudes, rights-of-way, licences, restrictions that run with the land and other minor encumbrances (including easements, rights-of-way and agreements for sewers, drains, gas and water mains or electric light and power or telephone, telecommunications or cable conduits, poles, wires and cables) which do not materially adversely affect the use or value of the real property affected thereby and provided the same have been complied with in all material respects to the Closing Date.

3.	Defects or irregularities in title to the real property which are of a minor nature and do not materially adversely affect the use or value of the real property affected thereby and provided the same have been complied with in all material respects to the Closing Date.

4.	Inchoate liens for Taxes, assessments, governmental charges or levies not due as the Closing Date.

5.	Inchoate liens for public utilities not due as at the Closing Date.

6.	Rights of equipment lessors under equipment contracts provided the terms of such equipment contracts have been fully performed to the Closing Date.

7.	Any privilege in favour of any lessor, licensor or permitter for rent to become due or for other obligations or acts, the performance of which is required under contracts so long as the payment of or the performance of such other obligation or act is not delinquent at or prior to the Closing Date and provided that such liens or privileges do not materially adversely affect the use or value of the assets affected thereby.

Edmonton Journal Building

1.	Instrument No. 892 036 370, being a caveat in favour of the City of Edmonton;

2.	Instrument No. 892 058 135, being a caveat in favour of the City of Edmonton;

3.	Instrument No. 892 268 563, being a caveat in favour of the City of Edmonton;

4.	Instrument No. 902 367 747, being an easement;

5.	Instrument No. 912 088 657, being a caveat in favour of London Life Insurance Company;

6.	Instrument No. 912 088 659, being a Lease with London Life Insurance Company as Lessee;

7.	Instrument No. 912 088 660, being a caveat in favour of London Life Insurance Company;

8.	Instrument No. 912 088 661, being a caveat in favour of Edmonton Journal Group ULC;

9.	Instrument No. 002 341 243, being a mortgage with the Bank of Nova Scotia;

10.	Instrument No. 912 088 658, being a caveat in favour of Edmonton Journal Group ULC;

11.	Instrument No. 002 341 255, being a caveat in favour of the Bank of Nova Scotia;

Encumbrances to be Discharged within 30 Days of the Closing Date

All security delivered to the Bank of Nova Scotia in its capacity as Administrative Agent under the Vendor’s Credit Facility.

SCHEDULE 1.1(f)

TRANSFERRED CONTRACTS

1.	Telecommunications Services Agreement dated December 12, 2001 between MTS Communications Inc. and ReachCanada Contact Centre Limited;

2.	Access Service Agreement dated May 26, 2004 between MTS Communications Inc. and ReachCanada Contact Centre Limited;

3.	Centrex/Other Services Agreement dated May 26, 2004 between MTS Communications Inc. and ReachCanada Contact Centre Limited;

4.	Call Centre Rental Agreement dated December 14, 2001 between MTS Communications Inc. and ReachCanada Contact Centre Limited;

5.	Software Development, License and Support Agreement dated December 11, 2001 between Media Command Incorporated and ReachCanada Contact Centre Limited;

6.	Preferred Escrow Agreement (Account Number 1305321-00001) effective December 11, 2001 between DSI Technology Escrow Services, Inc. Media Command Incorporated (Depositor) and ReachCanada Contact Centre Limited (Preferred Beneficiary);

7.	Master Services Agreement dated March 22, 2005 between MTS Allstream Inc. and CanWest Media Inc.;

8.	Managed Services Agreement dated May 13, 2003 between Qunara Inc. (assigned to MTS Allstream Inc.) and CanWest Media Inc.;

9.	Software Licensing Agreement dated May 28, 2004 between Sybase Canada Limited and CanWest Media Inc.;

10.	Merchant Application and Agreement dated November 8, 2004 between Paymentech Canada and CanWest Media Inc.;

11.	Yaga Payment Services Agreement dated August 28, 2003 between Yaga, Inc. and CanWest Media Inc.;

12.	CP Datebook Hosting Agreement dated December 1, 2002 between The Canadian Press and CanWest Media Inc.;

13.	Guaranteed Maintenance Agreement dated February 1, 2003 between Black & McDonald Limited and CanWest Media Inc.;

14.	Telpay Payment Service Biller Agreement dated January 24, 2003 between Telpay Incorporated and CanWest Media Inc.;

15.	Customer Service Agreement dated January 1, 2003 between Avaya Canada Corp. and CanWest Media Inc.;

16.	Software Support Transaction Document dated November 25, 2002 between LGS Group Inc. and CanWest Media Inc.;

17.	Consulting Services Agreement dated September 1, 2000 between Hewlett-Packard (Canada) Ltd. and CanWest Media Inc.;

18.	Master Service Agreement dated February 1, 2004 between HP Services and CanWest Media Inc.;

19.	Manitoba Industrial Opportunities Program (MIOP) Offer of Financial Assistance dated December 19, 2001 between Minister of Industry, Trade and Mines and CanWest Media Inc.;

20.	Software License and Support Agreement dated July 3, 2003 between Olive Software, Inc. and CanWest Media Inc.;

21.	Preferred Escrow Agreement (Account Number 23296) between DSI Technology Escrow Services, Inc., Olive Software Inc. (Depositor) and CanWest Media Inc. (Preferred Beneficiary);

22.	Syndication Suite Service Agreement dated March 12, 2004 between Acquire Media Corporation and CanWest Media Inc.;

23.	Software Development, License and Maintenance Agreement date July 9, 2002 between Atex Media Command Inc. and CanWest Media Inc.;

24.	Access to Matrix Source Code Materials dated October 8, 2004 between Atex Media Command Ltd. and CanWest Media Inc.

25.	Maintenance Agreement dated June 14, 2004 between Publishing Business Systems, Inc. (PBS) and CanWest Media Inc.;

26.	UNICENTRE Service Desk and Remote Control Agreement dated April 24, 2002 between Computer Associates Canada Company and CanWest Media Inc.;

27.	Telephone Bill Payment Service Agreement dated February 27, 2003 between Bank of Montreal and CanWest Media Inc.;

28.	Master Consulting Agreement dated January 2, 2002 between Epic Information Solutions Inc. and CanWest Media Inc.;

29.	Equipment Service Agreement dated June 26, 2003 between Peak Technologies Canada and CanWest Business Services, and division of CanWest Media Inc.

30.	Equipment Lease Agreement dated June 27, 2002 between Pitney Bowes and CanWest Business Services, a division of CanWest Media Inc.

31.	Computer Hardware Support Agreement dated February 1, 1998 between Digital Equipment of Canada Limited (assigned to Compaq Equipment of Canada) and Southam

Information Technology Group, a division of Southam Inc. (assigned to CanWest Media Inc.);

32.	Professional Services Agreement dated May 24, 2002 between Computer Associates Canada Company and Canwest Global Communications Corp.

SCHEDULE 1.1(g)

TRANSFERRING EMPLOYEES

EMPLOYEE ID NUMBER	EMPLOYEE NAME
000750312	Andrusiek, Matt

000750313	Assheton-Smith, Glenn

000750380	Avanthay, Danielle

000760218	Avanthay, Marc

000750301	Ber, Kris

000750302	Bilous, Candice

000750319	Bittner, Kurt

000750373	Boissonneault, Cindy

000750344	Bosscher, Evan

000750345	Brockman, Denise

000760108	Byrd, Brent

000760107	Coubrough, David W.

000750303	Den, Maureen

000750320	Dipietro, Jeremy

000760067	Drolet, Marc-Andre

000750314	Field, Ron

000760220	Finkielsztein, Marcelo

000750315	Furst, David

000750321	Green, William

000750322	Guo, Chun

000760006	Havens, Mark

000750352	Holsteen, Philip

000760219	Houle, Jefferson

000750304	James, Darren

000750354	Janciw, Michael

000750355	Jelinicperisic, Violeta

000750323	Kaehler, Norbert

000750357	Kehler, John

000750324	Kerr, James

000750325	Kilbrei, Regan

000750326	Kolbauer, Jason

000760056	Konrad, Wesley

000750358	Kost, Anthony

000750306	Kreger, Lecinda

000750307	Lalbiharie, Shannon

000750308	Lazarenko, Karen

000750359	Lazarenko, Tom

000750309	Lee, Judy

000760036	MacIntosh, Michael

000750360	Mallory, Shaun

000760200	Mann, Thomas

000750361	Marquez, Richard

000760021	Mavi, Ramneet

000750327	Maximets, Mila

000750316	McIntyre, John

000750362	Merritt, Robert

000750329	Murray, Les

000750330	Noce, Mauro

000750363	Noonan, David

000760137	O’Connor, Dan

000750331	Ollinik, Kelly

000750333	Pedneault, Russell

000750376	Petz, Deborah

000750365	Pfaff, Christopher

000750366	Proulx, Steve

000750367	Randall, Penny

000760037	Reder, Darren

000750334	Reimer, Jason

000750369	Rossington, Bill

000750374	Sarcos, Divina

000750335	Schnell, Craig

000750318	Scott, Doug

000750311	Seniuk, Kevin

000750336	Serbyniuk, Maryanne

000750337	Simpson, Chris

000750338	Sookermany, Gregory

000750339	Sorokowski, Robert

000750370	Spence, Rob

000760100	Spencer, Dawn

000750371	Sweetnam, Andy

000750372	Szkop, Javier

000750377	Walechuk, Rosalie

000750341	Wazny, Susan

000750342	Wiens, Art

000760099	Wolfram, Allyn G.

000760022	Woods, Kathy

000301624	Bliss, Richard

000301623	Medland, Paul

000301626	Miller, William

000301625	Mueller, Bernadine

000301612	Sokoloski, Ron

000301627	Muir, William

000750458	Abramson, Susan

000750509	Armitt, Judy

000750510	Atamanchuk, Gail

000750483	Baker, Barbara

000750459	Bebak, Dana

000750467	Berard, Melissa

000760162	Bergmann, Aimee

000760183	Bruyere, Barry

000760019	Bukowski, Corrine

000750550	Buschau, Dean

000750512	Cartman, Sharon

000750513	Chisholm, Shannon

000760163	Curnew, Wayne H.

000750484	Cwiak, Jolene

000750464	Dator, Ramon

000750465	Davis, Desiree

000750485	Delaine, Laurie

000750466	Derworiz, Judy

000760150	Dobosz, Margaret

000750486	Doerksen, Liana

000760098	Dulay, Mercedita

000750515	Fabbri, Tammy

000750451	Field, Sharon

000750552	Gallant, Brenda

000760031	Geller, David

000750547	Goldman, Michael

000760201	Graham, Gail

000760164	Grahn, Frances

000750452	Hand, Krista

000760165	Hassan, Jeff

000750516	Hrabchak, Renata

000750517	Johnston, Laurie

000750519	Krystik, Debbie

000760202	Krzyszton, Agnes

000750473	Lam, Albert

000750489	Larson, Cindy

000750520	Lawson, Elaine

000750490	Lee, Willa

000760168	Letkeman, Debby

000750493	Long, Jessica

000760054	Lussier, Jodie

000750453	Manaigre, Adonia

000750521	Marion, Lynne

000750522	Marion, Norma

000750474	Mathew, Sabu

000760166	McCrae, Marie-Anne

000760014	McLeod, Lorna

000760069	Morton, Knight

000750496	Murray, Gwen

000760167	Nagelkop, Gayle

000760045	Navelgas, Jingle

000750498	Nicholls, Taralee

000760088	Onofreychuk, Lynne

000760035	Pagtakhan, Adam

000750525	Patterson, Cheryl

000750494	Poitras, Maralee

000750548	Ratushniak, Naomi

000750543	Ritchie, Karen

000750529	Rochon, Laurie

000750530	Rogers, Wendy

000750553	Salguero, Laura

000750500	Sandhu, Yunita

000750476	Santiago, Amalia

000750501	Sawchuk, Susan

000760087	Schwartz, Candice

000750503	Shearing, Karen

000750456	Shreiber, Robin

000750504	Sitarz, Melanie

000750554	Spakowski, Amanda

000750545	Spinks, Katherine

000750532	Timmerman, Elsa

000750506	Travan-Harlos, Anna

000750507	Trudel, Melinda

000750533	Tyson, Debra

000760222	Ullah, Hinan

000750534	Ullmann, Brenda

000760179	Vandewater, Krista

000750549	Verga, Jeannevie

000760068	Warga, Gary

000750555	Warniski, Lara

000750536	Wasylik, Judy

000760097	Welz, Donna

000750535	Wendt, Susan

000760237	Whitten, Stephanie

000750537	Wright, Joan

000750481	Yaholkoski, Doug

000750482	Yu, Jimmy

000800035	Adams, Teresa

000800096	Aguilar, Ana

000750002	Ahvenniemi, Ian

000750195	Alderson, Ron

000750196	Alfaro, Lalaine

000800107	Ali, Vedia

000800047	Altstadt, Allison

000800133	Andranistakis, Patrice

000750062	Angeleau, Trista

000750063	Applebaum, Harold

000750064	Appleton, Peter

000800102	Armstrong, Faye

000750065	Arnal, Sylvie

000750021	Assiniboine, Lorne Dan

000750066	Attivi, Kobale

000750067	Austin, Kristy

000800105	Babb, Churise

000750022	Babiak, Gregory

000800113	Badger, Chad

000750003	Bailey, Wendy

000800139	Balat, Adam

000750024	Balser, Leigh

000750069	Banayos, Carol

000750025	Banks, Lisa

000750070	Barton, Jennifer

000750214	Blanco Montoya, Neyssell

000800110	Bobiles, Maria

000750006	Boileau, Martin

000800140	Boileau, Michael

000750198	Boutin, Donna

000800138	Bredonia, Jojit

000750072	Brown, Janett

000750215	Bucklaschuk, Alma

000800128	Burokas, Vanessa

000800076	Cabildo, Tere Anne

000750073	Cacao, Michelle

000750019	Caldwell, Doreen

000750163	Campbell, Kaleigh

000800015	Capiral, Cherilyn

000750007	Carnegie, Lesley

000750028	Ceric, Larisa

000750076	Cherneski, Melissa

000800126	Chipman, Barbara

000750077	Christie, Stephanie

000750079	Crease, Heather

000750080	Crease, Michelle

000750081	Cruz, Mabel

000760228	Cruz, Ruby

000800111	Dacquel, Marielle

000800106	Dagenais, Holly

000750082	De Guzman, Mark

000760002	De La Cruz, Sarah Rose

000750251	Delaine, Darryl

000750083	Dell, Dawn

000750030	Dempsey, Andrew

000800094	Demyd, Jamie

000800026	Dewar, Craig

000750084	Dewit, Darcy

000750165	Dickson, Shelagh

000750166	Drzewiec, Dorothy

000750086	Dubrow, Conny

000800071	Duffy, Erin

000750031	Dwyer, Andre

000750087	Ebanks, Damion

000800020	Edwards, Christine

000800081	Enano, Lormelyn

000750201	Ettenhofer, Ray

000750089	Eyolfson, Jessica

000800123	Falk, LeeAnne

000800024	Fernandez, Michelle

000750091	Figueroa, Herbert

000750167	Finch, Carolyn

000750168	Gallagher, Alana

000750169	Garcea, Rosana

000750092	Gatin, Sarah

000800112	Gebremedhin, Zewdy

000750170	Giesbrecht, Elinor

000800080	Giesbrecht, Matthew

000750171	Gill, Pasel

000750032	Ginda, Galbrica

000750033	Govereau-Barten, Tracey

000750216	Green, Densfield

000800144	Greenshields, Hannah

000800082	Hansen, Paulina

000750097	Harder, Judith

000750098	Harding, Garry

000750034	Harding, Teresa

000760130	Hartley, Robin

000800069	Hayes, Marcia

000750217	Hdeib, Randa

000750099	Hermary, Chantelle

000800141	Horvathova, Nina

000750100	Hurd, Brandy

000800070	Jack, Cortney

000750035	Johnson, Sandra

000800025	Johnston, Rebecca

000750228	Kavanagh, Sheena

000750154	Keith, Kim

000800132	Kim, Paulis

000750036	King, Catherine

000750157	Kissoon, Kamla

000750173	Klaus, Lois

000800072	Kostamo-Tapajna, Kaija

000750174	Kozody, Chad

000750193	Kozyra, Alberta

000750175	Krawec, Jessica

000750218	Kriska, George

000800109	Kulasza, Elizabeth

000750219	Kwok, Jason

000800048	Kwong, Wailey

000750104	La France, Carmelle

000750262	Ladyman, Brooke

000800086	Landry, Kevin

000750037	Langlotz, Debbie

000750107	Leclerc, Mona

000750110	Leung, Dan

000750203	Linao, Cristina

000750253	Lowing, Janice

000800059	MacLean, Matt

000800037	Maddy, Nelly

000800114	Maharaj, Shana

000800134	Maharaj, Sheera

000800092	Mai, Anh

000800093	Mai, Nhan

000800045	Manton, Tony

000750039	Marks, Michael

000760003	Martin, Lindy

000750113	Martinenko, Anthony

000750179	Mason, Arthur

000750004	Mattis, Burnice

000800104	Mayuga, Valerie S.

000750040	McCoy, Murray

000760001	McLeod, Nathaniel

000800125	Medina, Cherry

000750001	Melnyk, Cheryl

000800003	Mohammed, Cindy

000750220	Mohammed, Jennifer

000750158	Monkman, Brian

000750116	Moxam, Leonard

000750260	Mulgrew, Jason

000750041	Nagy, Jozsef

000750224	Neufeld, Len

000750180	Nowicki, Vanessa

000800085	Nuelan, Darlene

000800053	Oduro, Mary

000800065	Oltrop, Jacqueline

000760044	Ortilla, Iris

000750182	Pagsuyuin, Tyrone

000800017	Palidwor, Kassandra

000750261	Palumbo, Cherie

000800099	Panganiban, Jane

000750117	Paradis, Edward

000750118	Parayaoan, Jim

000750183	Parker, Ollie

000750159	Peiluck, Marian

000750119	Pelayo, Billy

000800124	Peters, Janice

000800143	Petersen, Ed

000800083	Pitre, Robin

000760011	Poiron, Ann

000800142	Pollock, Billy

000800136	Poot, Adelle

000750153	Precourt, Jeff

000750225	Pshyk, Amanda

000750123	Quesnel, Daniel

000800011	Rambally, Indira

000750124	Ramirez, Carlos

000800103	Rana, Shazia

000750125	Ranson, Rebecca

000750013	Rebillard, Jennifer

000750184	Regadio, Janice

000750126	Reid, Racquel

000750014	Reilly, Bobby Joe

000750015	Rice, Jack

000750128	Richardson, Tina

000800090	Riley, Sarah

000750043	Riordan, Carol

000750020	Ritchot, Elisa

000750005	Rivera, Ron

000750044	Roche, Kurt

000800095	Rogers, Robin

000800021	Rosnes, Sarah

000800089	Rowe, Dana

000800130	Rummerfield, Kriss

000750250	Salzburger, Tiffany

000760211	Samson, Monina

000800137	Santos, Ashley

000750046	Sarinas, Jeremy

000750221	Scanlan, Debbie

000750047	Schmatkow, Amanda

000750131	Scoular, Pamella

000750208	September, Tanya

000800010	Sharma, Kusum

000750016	Sherring, Tracy

000800057	Siek, Shawn

000750133	Singh, Kamaljit

000800088	Skrypnyk, Candace

000750134	Sobrevilla, Rachel

000760210	Somerville, Sharon

000750050	St. Germain, Sharlette

000750051	Stahn, Rodney

000800054	Stanick, Courtney

000760198	Sterdan, Nicole

000760012	Stevens, Cassandra

000750137	Sundara, Jenny

000800100	Surynicz, Kathy

000750138	Sykes, Geordy

000750038	Sylvester, Michelle

000800068	Tan, Elaine

000800078	Tan, John

000800074	Tan, Mary Anne

000800043	Taylor, Carla

000750140	Teodoro, Yolanda

000800029	Terra, Sheila

000750226	Thwaites, Bob

000750142	Trachtenberg, Stephen

000800056	Tran, Linh

000750054	Ullman, Amanda

000750211	Unrau, Bradley

000800000	Urbanowski, Leah

000750188	Van Raalte, Jason

000760017	Vaughan, Laura

000750146	Villa, Jonathan

000750147	Villa, Tara

000800116	Vo, Camhong

000750056	Waithe, Delores

000800058	Walcott, Kimya

000800121	Waldman, Shyla

000800063	Walker, Katrina

000750149	Walker, Tanya

000750213	Wall, Lorraine

000750189	Wall, Randal

000750017	Waller, Amber

000800120	Ward, Darcie

000750057	Welch, Carol

000750190	Welsh, Gillian

000750191	Westley, Patricia

000750150	Wieler, Jason

000800087	Wood, Meghan

000750192	Woytiuk, Larry

000750059	Yambot, Lenn

000750018	Zacharias, Tanya

000750061	Znidarcic, Beatriz

Bloxam, William

Appleton, Lois

Atizado, Maridel

Dainty, Laura

Deen, Serena

Johnson, Erica

Ngosiok, Bebe

Santamaria, Elizabeth D.

Thillai, Kuna

Yip, Wai-Ching

Cook, Christine

Lough, David

Chan, Ruby

Dearborn, Stephen

MacCormac, Helen

Abdulhusein, Dilshad

Beaman, Roslyn

Haines, Dawn

Hall, Michelle

Harrison, Martha

Husain, Raza

Kelly, Dervilla

Mohamedali, Mariam

Peters, Mike

Pruden, Robert

Taylor, Joan

Thompson, Ryan

Traikovich, Luba

Proven, Margaret

Browne, Katherine

Duran, Arturo

Lamb, Doug

Watt, Linda

Smith, Joan

Weigand, Gil

SCHEDULE 2.1

FORM OF LP CONVERTIBLE NOTE

LP CONVERTIBLE NOTE

CDN$39,187,500	TORONTO, ONTARIO

DATE: October 13, 2005

1.	Promise to Pay

FOR VALUE RECEIVED the undersigned (the “Borrower”) unconditionally promises to pay to CanWest MediaWorks Inc. (the “Lender”), its successors (including any successor by reason of amalgamation) and assigns, or to its order, at its offices at 3100 CanWest Global Place, 201 Portage Avenue, Winnipeg, Manitoba (or at such other address as the Lender shall notify the Borrower), in lawful money of Canada, the amount of thirty-nine million, one hundred eighty-seven thousand, five hundred ($39,187,500) (the “Principal Amount”) together with interest on the Principal Amount outstanding from time to time. The Principal Amount shall be due and be paid in full on October 13, 2015 (the “Maturity Date”) unless otherwise repaid or converted prior thereto in accordance with the terms hereof .

2.	Interest

The Principal Amount outstanding at any time, and from time to time, and any overdue interest, shall bear interest at 9.7368% per annum, both before and after the maturity, default, demand and judgment. Such interest shall be calculated and payable on the last day of each calendar month, beginning on the last day of October, 2005, provided that interest shall be payable from and including October 13, 2005 to but excluding October 31, 2005 on such date. To the extent that the Principal Amount or any portion thereof becomes due and payable pursuant to paragraph 4, is prepaid in cash or Class B Units pursuant to paragraph 6 or is converted into Class B Units pursuant to paragraph 7 during any calendar month, the Principal Amount or such portion thereof to be prepaid or converted shall not bear interest in respect of the month in which it is so prepaid or converted but shall bear interest up to but excluding the last day of the preceding month.

3.	Acquisition and Investment Agreement

The Lender and the Borrower are parties to an acquisition and investment agreement dated the date hereof (the “Acquisition and Investment Agreement”). Capitalized terms used in this LP Convertible Note and not otherwise defined have the meanings given to them in the Acquisition and Investment Agreement.

4.	Over-Allotment Option

Pursuant to the Underwriting Agreement, the Fund has granted to the Underwriters the Over-Allotment Option pursuant to which the Underwriters have the option to purchase up to a total of 4,125,000 additional Fund Units at a price before commissions of $10.00 per Fund Unit for 30 days from the date hereof.

If the Underwriters exercise the Over-Allotment Option, in whole or in part, the Fund, pursuant to the Acquisition and Investment Agreement, shall use the proceeds from the issuance of Fund Units to subscribe for Trust Units and Trust Notes and the Trust shall use the proceeds from the issuance of Trust Units and Trust Notes to subscribe for Class A Units.

Upon the receipt by the Borrower of any proceeds from the issuance of Class A Units as a result of an exercise by the Underwriters of the Over-Allotment Option, that portion of the Principal Amount that is equal to the net proceeds from such issuance, together with accrued and unpaid interest thereon in accordance with paragraph 2, if any, shall immediately become due and payable under this LP Convertible Note.

5.	Application of Payments

Any payments in respect of amounts due under this Note shall be applied first in satisfaction of the Principal Amount outstanding and then to any accrued and unpaid interest.

6.	Prepayment of the Principal Amount

The Borrower shall have the right at any time to prepay all or any portion of the Principal Amount outstanding, together with accrued and unpaid interest thereon, if any, in accordance with paragraph 2, without notice, bonus or penalty, in cash, or, at the option of the Borrower, by the delivery to the Lender of Class B Units. In the event that the Borrower elects to prepay all or any portion of the Principal Amount by way of delivery of Class B Units, the number of Class B Units so deliverable shall be equal to the amount of the Principal Amount to be repaid divided by $9.50.

7.	Conversion Right

The Lender shall have the right at any time to convert all or any portion of the Principal Amount outstanding into Class B Units. In the event that the Lender elects to convert all or any portion of the Principal Amount into Class B Units, the number of Class B Units to be delivered shall be equal to the amount of the Principal Amount to be converted divided by $9.50. If the Lender exercises its right to convert all or any portion of the Principal Amount outstanding into Class B Units pursuant to this paragraph 7, the Lender and the Borrower may make and file, in a timely manner, joint election(s) to have the provisions of subsection 97(2) of the Income Tax Act (Canada) and any equivalent or corresponding provision under applicable provincial or territorial tax legislation apply in respect of such conversion. It is intended that any such conversion be on a tax-deferred basis to the Lender for the purposes of the Income Tax Act (Canada) and any applicable provincial or territorial tax legislation.

8.	Delivery of Class B Units

Class B Units to be delivered to the Lender upon a prepayment by the Borrower pursuant to paragraph 6 or a conversion by the Lender pursuant to paragraph 7 shall be delivered in a manner and at a time determined by the Lender and the Borrower together with accrued and unpaid interest, if any, in cash in accordance with paragraph 2 on the portion of the Principal Amount prepaid or converted.

9.	Partial Prepayment or Conversion

In the event of a prepayment or conversion of a part of the Principal Amount only, the Borrower shall issue a new LP Convertible Note to the Lender upon surrender by the Lender of this LP Convertible Note, which new LP Convertible Note shall denote such aggregate Principal Amount remaining following such prepayment or conversion in part.

10.	Waiver by the Borrower

The Borrower waives demand, presentment for payment, notice of non-payment, notice of dishonour, notice of acceleration, and notice of protest of this Note. The Borrower also waives the benefit of any days of grace, the benefits of division and discussion and the right to assert in any action or proceeding with regard to this Note any setoffs or counterclaims which the Borrower may have against the Lender.

11.	No Waiver by the Lender

Neither the extension of time for making any payment which is due and payable under this Note at any time or times, nor the failure, delay, or omission of the Lender to exercise or enforce any of its rights or remedies under this Note, shall constitute a waiver by the Lender of its right to enforce any such rights and remedies subsequently. The single or partial exercise of any such right or remedy shall not preclude the Lender’s further exercise of such right or remedy or any other right or remedy.

12.	Governing Law and Successors

This Note is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario, and shall enure to the benefit of the Lender and its successors (including any successor by reason of amalgamation) and assigns, and shall be binding on the Borrower and its successors (including any successor by reason of amalgamation) and permitted assigns.

CANWEST MEDIAWORKS (CANADA) INC. as general partner for and on behalf of CANWEST MEDIAWORKS LIMITED PARTNERSHIP

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 3.2

FORM OF LP NOTE

CANWEST MEDIAWORKS LIMITED PARTNERSHIP

DEMAND PROMISSORY NOTE

CDN$1,357,500,000.00	TORONTO, ONTARIO

DATE: October 13, 2005

1.	Promise to Pay

FOR VALUE RECEIVED the undersigned (the “Issuer”) unconditionally promises to pay on demand to CanWest MediaWorks Inc. (the “Holder”), its successors and assigns, or to its order, at its offices at 3100 CanWest Global Place, 201 Portage Avenue, Winnipeg, Manitoba R3B 3L7 (or at such other address as the Holder shall notify the Issuer), in lawful money of Canada, the amount of one billion three hundred forty seven million Canadian dollars (CDN$1,347,000,000.00) (the “Principal Amount”) without interest.

2.	Prepayment of the Principal Amount

Prior to demand, the Issuer shall be entitled to prepay all or any portion of the Principal Amount outstanding without notice, bonus or penalty.

3.	Waiver by the Issuer

The Issuer waives presentment for payment, notice of non-payment, notice of dishonour, and notice of protest of this Note. The Issuer also waives the benefits of division and discussion and the right to assert in any action or proceeding with regard to this Note any set-offs or counterclaims which the Issuer may have.

4.	No Waiver by the Holder

Neither the extension of time for making any payment which is due and payable under this Note at any time or times, nor the failure, delay, or omission of the Holder to exercise or enforce any of its rights or remedies under this Note, shall constitute a waiver by the Holder of its right to enforce any such rights and remedies subsequently. The single or partial exercise of any such right or remedy shall not preclude the Holder’s further exercise of such right or remedy or any other right or remedy.

5.	Governing Law and Successors

This Note is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario, and shall enure to the benefit of the Holder and its successors and assigns, and shall be binding on the Issuer and its successors and permitted assigns.

IN WITNESS WHEREOF, the issuer has caused this Note to be signed by its duly authorized officers as of the 13th day of October, 2005.

CANWEST MEDIAWORKS (CANADA) INC. as general partner for and on behalf of CANWEST MEDIAWORKS LIMITED PARTNERSHIP

By:
Peter Viner
President and Chief Executive Officer

By:
Douglas Lamb
Executive Vice President and Chief Financial Officer

SCHEDULE 8.1(d)

CAPITALIZATION OF CPI

Authorized Capital:

(a)	an unlimited number of common shares;

(b)	an unlimited number of Special Voting Shares;

(c)	an unlimited number of Class A Preference Shares;

(d)	an unlimited number of Class B Preference Shares; and

(e)	an unlimited number of Class C Preference Shares.

Issued Capital:

(a)	1,012,377 common shares; and

(b)	1,000 Special Voting Shares.

SCHEDULE 10.12

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT RELATING TO THE

[NAME OF PENSION PLAN] (REGISTRATION NO. ●)

THIS AGREEMENT is made as of the ● day of ● , 2005.

BETWEEN:

CANWEST MEDIAWORKS INC., a corporation governed by the laws of Manitoba, (the “Plan Sponsor”)

- and -

CANWEST MEDIAWORKS LIMITED PARTNERSHIP, a limited partnership governed by the laws of Ontario, (the “New Plan Sponsor”) by its general partner, CanWest MediaWorks (Canada) Inc.

- and -

[Funding Agent], a [trust company/insurance company] company existing under the laws of Canada (the “Funding Agent”)

RECITALS:

A.	The [Name of Pension Plan] (Registration No. ●), as amended (the “Plan”) is funded through the Funding Agent through [describe agreement] made as of ● (the “Funding Agreement”);

B.	The Plan Sponsor and the New Plan Sponsor are parties to an agreement dated the ● day of ●, 2005 (the “Transaction Agreement”), pursuant to which, certain employees of the Plan Sponsor became employees of the New Plan Sponsor effective as of the Closing Date;

C.	In accordance with Section 10.12 of the Transaction Agreement, the Plan Sponsor assigned to the New Plan Sponsor all of its rights, duties, obligations and liabilities in respect of the Plan and the Funding Agreement effective as of the Closing Date, the New Plan Sponsor assumed all such rights, duties, obligations and liabilities of the Plan Sponsor in respect of the Plan and the Funding Agreement effective as of the Closing Date and the New Plan Sponsor wishes to confirm the continued appointment of the Funding Agent under the Funding Agreement after the Closing Date, to obtain the acceptance of the Funding Agent to such continued appointment and to obtain the Funding Agent’s acknowledgement of the New Plan Sponsor as the successor sponsor and administrator of the Plan and party to the Funding Agreement;

THEREFORE, the Parties agree as follows:

(d)	Definitions – The capitalized terms used in this Agreement shall have the meaning ascribed to them in the Transaction Agreement unless otherwise set out herein. For purposes of this Agreement “Parties” means the Plan Sponsor, the New Plan Sponsor and the Funding Agent.

Assignment and Assumption of Plan – The Plan Sponsor and the New Plan Sponsor acknowledge and agree that as of the Closing Date, the Plan Sponsor assigned and transferred to the New Plan Sponsor all of the rights, duties, obligations and liabilities of the Plan Sponsor under, and in respect of the Plan including without limitation, the Funding Agreement, and all liabilities arising under and in respect of the Plan up to and including to the Closing Date, and the New Plan Sponsor accepted such assignment and transfer and assumed all rights, duties, obligations and liabilities of the Plan Sponsor under, and in respect of, the Plan as of the Closing Date. For greater certainty, the New Plan Sponsor and the Plan Sponsor acknowledge and agree that, as of the Closing Date, the Plan Sponsor shall have no liability or obligation to any member, former member or other beneficiary of the Plan or otherwise under the Plan, whether arising prior to or after the Closing Date, including, without limiting the generality of the foregoing, any liability for contributions to the Plan or for benefits payable to members, former members or other beneficiaries under the Plan.

Continued Appointment of the Funding Agent – The New Plan Sponsor confirms the continued appointment of the Funding Agent as trustee of the trust fund for the Plan after the Closing Date, subject to the terms and conditions of the Funding Agreement, and the Funding Agent hereby confirms its acceptance of such continued appointment and acknowledges the New Plan Sponsor as the successor sponsor and administrator of the Plan and as a party to the Funding Agreement in place of the Plan Sponsor as of the Closing Date.

Continuation of Plan – It is hereby acknowledged by the Parties that nothing in this Agreement shall operate in any way as a discontinuance or wind-up of the Plan which is hereby confirmed to continue in accordance with the terms thereof or applicable thereto.

Further Assurances – Each Party, upon the request of another, agrees to perform such further acts and deliver such further documents as may be reasonably necessary to effectively carry out the terms and intent of this Agreement (however, it is specifically acknowledged that the Funding Agent requires a written direction from the Plan Sponsor or the New Plan Sponsor, as applicable, before taking any action, unless otherwise indicated in the funding Agreement). The Funding Agent shall fully co-operate with the New Plan Sponsor in connection with the preparation of any necessary amendments to the Funding Agreement.

Amendment and Enurement – This Agreement may be amended by mutual written agreement of the Parties hereto and shall enure to the benefit of and be binding upon the Parties hereto and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

Governing Law – This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract.

Counterparts – This Agreement may be executed by the Parties in separate counterparts, including by way of facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Conditional on Closing – This Agreement is subject to, and conditional upon, the completion of the sale of the Plan Sponsor’s business to the New Plan Sponsor in accordance with the Transaction Agreement.

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

CANWEST MEDIAWORKS INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 13.4

ARBITRATION PROCEDURES

1.	Definitions and Interpretation

(a)	Definitions - Unless otherwise defined in this Schedule, all capitalized terms defined in the Agreement which are used in this Schedule have the same meaning as provided for those terms in the Agreement. Where used in this Schedule, unless the context or subject matter otherwise requires, the following words and phrases will have the meaning set forth below:

“Approved Arbitrator” means a retired judge of the Ontario Superior Court or a comparably qualified individual.

“Arbitrator” means the Arbitrator appointed pursuant to Section 2 of this Schedule.

“Dispute” means any matter which a Party, in accordance with the terms of the Agreement, submits to arbitration in accordance with the terms of this Schedule.

“Procedures” means the arbitration procedures described in this Schedule.

“Schedule” means this schedule of arbitration procedures.

(b)	Governing Law and Jurisdiction - All Disputes referred to arbitration (including the scope of the agreement to arbitrate, the law relating to the enforcement of the agreement to arbitrate, any relevant limitation periods, the law governing the procedure of the arbitration, the law relating to available remedies, set-off claims, conflict of laws rules and claims to costs and interest) shall be governed by the laws of the Province of Ontario. Except as expressly provided otherwise in this Schedule or the Agreement, the provisions of the Arbitration Act, 1991 S.O. 1991 c.17 (Ontario) (the “Arbitration Act”) shall apply in respect of any arbitration conducted pursuant to this Schedule.

(c)	Time - In the computation of time under the Procedures or an order or direction given by the Arbitrator pursuant to this Schedule, except where a contrary intention appears or the Parties otherwise agree:

(i)	where there is a reference to a number of days between two events, those days shall be counted by excluding the day on which the first event happens and including the day on which the second event happens, even if they are described as clear days or the words “at least” are used;

(ii)	where the time for doing any act under this Schedule or any order or direction given by the Arbitrator expires on a day which is not a Business Day, the act may be done on the next day that is a Business Day; and

(iii)	delivery of a document or notice provided for in this Schedule or any order or direction given by the Arbitrator made after 4:00 p.m. (Toronto time) or at any time on a day which is not a Business Day, shall be deemed to have been made on the next Business Day.

2.	Commencement of Arbitration - Any Party to the Agreement (the “Applicant”) may commence arbitration for a Dispute by delivering a written notice (a “Complaint”) to the Party against whom the Applicant seeks a remedy (the “Respondent”). In the Complaint, the Applicant shall describe the substance of the Dispute and name three (3) persons whom the Applicant is prepared to appoint as arbitrator, each of such persons to be an Approved Arbitrator. Within 10 days of the receipt of the Complaint, the Respondent shall by written Notice to the Applicant appoint one of the three (3) persons named by the Applicant or provide the Applicant with a list of three (3) persons who are Approved Arbitrators. Within 10 days of receipt of the Respondent’s list, by written Notice to the Respondent, the Applicant shall appoint one (1) of such persons, or provide a further list of (3) three Approved Arbitrators. The Parties shall continue to exchange lists of three (3) Approved Arbitrators in this fashion until an Approved Arbitrator is appointed. If an Arbitrator is not appointed within 30 days of the initial receipt by the Respondent of the Complaint, either Party may apply to a judge of the Ontario Superior Court of Justice to appoint the Arbitrator on behalf of the Parties.

3.	Arbitration Procedures - The following procedures shall apply to the arbitration of any Dispute, except as the Parties may otherwise agree or as the Arbitrator otherwise directs:

(a)	Within 20 days of the appointment of the Arbitrator, the Applicant shall deliver to the Respondent and the Arbitrator a written statement (the “Claim”) concerning the Dispute setting forth, with particularity, the full names, descriptions and addresses of the Parties, the nature of the Claim, the allegations of fact supporting the Dispute submitted for arbitration and the relief or remedy sought.

(b)	Within 30 days after the delivery of the Claim, the Respondent shall deliver to the Applicant and the Arbitrator a written response (the “Answer”) to the Claim setting forth, with particularity, its position on the Dispute and the allegations of fact supporting the Answer.

(c)	If any Respondent fails to deliver an Answer within the time limit referred to in subsection 3(b) of this Schedule, that Respondent shall, subject to subsection 3(f), be deemed to have admitted the allegations of fact alleged in the Claim and have accepted the Applicant’s entitlement to the relief and remedy set out in the Claim.

(d)	Within 10 days after the delivery of any Answer, the Applicant may deliver to the Respondent and the Arbitrator a written reply (the “Reply”) to that Answer, setting forth, with particularity, its response, if any, to the Answer.

(e)

If the Respondent wants to submit any other Dispute to the Arbitrator it may, within the time provided for the delivery of the Answer to the Claim, also deliver to the Applicant and the Arbitrator a counter-complaint (the “Counter-Complaint”) setting forth, with particularity, the nature of the Counter-Complaint, the allegations of fact supporting the Counter-Complaint and the relief or remedy sought, for the Arbitrator to decide. Within 20 days of the delivery of a Counter-Complaint, the Applicant shall deliver to the Respondent making a Counter-

Complaint and the Arbitrator an Answer to such Counter-Complaint setting forth, with particularity, its position on the Counter-Complaint and the allegations of fact supporting the Counter-Complaint. If the Applicant fails to deliver an Answer to the Counter-Complaint within such 20-day period, the Applicant will be deemed, subject to subsection (f) to have admitted the allegations of fact alleged in the Counter-Complaint, and have accepted the Respondent’s entitlement to the relief and remedy set out in the Counter-Complaint. Within 10 days after the delivery of an Answer to the Counter-Complaint, the Respondent may deliver to the Applicant and the Arbitrator a Reply to such Answer setting forth, with particularity, its response to such Answer. Any Dispute submitted to arbitration in accordance with this subsection 3(e) shall be governed by, and dealt with as if it were the subject of a Complaint, that shall be determined by the same Arbitrator as part of the same arbitration proceeding as the Complaint.

(f)	The time limits set for the delivery of the documents referred to in subsections 3(a) to (e) inclusive may be extended by agreement of the Parties to the Agreement or by the Arbitrator for such period, on such terms, and for such reasons as the Arbitrator in his or her discretion may determine upon application made to the Arbitrator in writing by either the Applicant or the Respondent on Notice to the other, with such application being made either before the expiry of the applicable time limit or within 2 days thereafter, and the Arbitrator may relieve the applying Party of the consequences of its failure to comply with the applicable time limit, provided, however, that the other Party shall be given an opportunity to make submissions on the application.

(g)	Within 20 days following the completion of the steps set out in subsections 3(a) to (e) of this Schedule, a Party may, upon Notice to the other Party and to the Arbitrator, request the Arbitrator to give directions and make any order which is, in the discretion of the Arbitrator, reasonable regarding any procedural matters which properly should be resolved before the arbitration proceeds further, including: the amendment of any Claim, Counter-Complaint, Answer or Reply; the provision of particulars; the production of documents and the need for examinations for discoveries in connection with the arbitration, either by way of oral examination or written interrogatories and a determination as to the manner in which evidence shall be presented to the Arbitrator (by way of agreed statement of facts, affidavit evidence and transcripts of cross-examinations on such affidavit evidence or viva voce, or some combination thereof). In making any order or giving any direction in respect of any procedural matter, the Arbitrator may impose such terms as are reasonable in order to ensure the completion of the arbitration in a timely manner. The notice requesting any direction or order pursuant to this subsection shall state the direction or order sought and set out the reasons for seeking such direction or order. Nothing in this subsection shall be taken to limit the jurisdiction of the Arbitrator to deal with procedural matters in accordance with the Arbitration Act.

(h)

In the case where no Party has requested directions in accordance with paragraph 3(g), the Arbitrator shall give directions regarding the further procedural steps in the arbitration, including any production of documents, any examinations for discovery, and the nature of any hearing (“Hearing”). In making any order or giving any direction in respect of any procedural matter the Arbitrator may impose such terms as are reasonable in order to ensure the completion of the arbitration in a timely manner. The Parties shall have an opportunity to make oral submissions to the Arbitrator in respect of such procedural steps.

(i)	Unless the time for making an award is extended by agreement of the Parties or by court order, the Arbitrator shall be requested to make an award as soon as possible and within 60 days after completion of any Hearing or other final procedural step in which evidence or argument are provided to the Arbitrator or as soon thereafter as is practicable. The award shall be in writing and shall state the reasons on which it is based. Executed copies of all awards shall be delivered by the Arbitrator to each Party as soon as is reasonably possible.

4.	Agreement to be Bound - Notwithstanding the provisions of Section 2 of this Schedule, no individual shall be appointed as Arbitrator unless he or she agrees in writing to be bound by the provisions of this Schedule, including, without limitation the provisions of Section 11.

5.	Arbitrator Discretion - Subject to the Arbitration Act, the Agreement and this Schedule, the Arbitrator may conduct the arbitration in such manner as the Arbitrator considers appropriate.

6.	Interim Relief - At the request of any Party, the Arbitrator may take such interim measures as the Arbitrator considers necessary in respect of the Dispute, including measures for the preservation of assets, the conservation of goods or the sale of perishable goods. The Arbitrator may require security for the costs of such measures.

7.	Remedies - The Arbitrator may make final, interim, interlocutory and partial awards. An award may grant any remedy or relief which the Arbitrator considers just and equitable and consistent with the intention of the Parties under the Agreement. The Arbitrator shall state in the award whether or not the Arbitrator views the award as final or interim, for purposes of any judicial proceedings in connection with such award.

8.	Appeals - A Party may appeal an award to the court on a question of law or mixed fact and law with leave, which the court shallgrant only if it is satisfied that

(a)	the importance to the Parties of the matters at stake in the arbitration justifies an appeal; and

(b)	determination of the question of law or mixed fact and law at issue will significantly affect the rights of the Parties.

9.

Costs of Arbitration - The fees and expenses of the Arbitrator and costs of the arbitration facilities shall be billed to and paid in equal proportions by the Parties to the Arbitration periodically as the Arbitration proceeds. The Arbitrator shall have the power to award costs, including the fees and expenses of the Arbitrator and costs of the arbitration facilities, in whole or in part where it is fair and reasonable, upon hearing submissions by any Party to the Arbitration requesting same, and any responding submissions from the other Party to the Arbitration. Unless otherwise specifically ordered by the Arbitrator, any costs awarded shall be on a partial indemnity scale and not on a substantial indemnity scale, as those terms or equivalent amended terms are used in the Ontario Superior Court of Justice.

10.	Notices - All Notices and all other documents required or permitted by this Schedule to be given by any Party to the arbitration to any other of them shall be given in accordance with the Notice provisions of the Agreement. All Notices and all other documents required or permitted by this Schedule to be given by any Party to the arbitration to the Arbitrator shall be given in accordance with the Arbitrator’s instructions.

11.	Confidentiality - The Parties and the Arbitrator shall keep confidential and not disclose to any Person the existence of the Arbitration and any element of the Arbitration (including submissions and any evidence or documents presented or exchanged and any awards thereunder), except to the Arbitrator, the Parties’ directors, trustees, unitholders, shareholders, creditors, auditors and insurers, legal counsel to the Parties and any other Person necessary to the conduct of the Arbitration and except to the extent required by law, the rules of a stock exchange or securities regulatory authority having jurisdiction over a Party or required for any appeal or to enforce any award or decision made pursuant thereto.

12.	Experts - The Arbitrator shall not, without the written consent of all the parties to the arbitration, appoint any expert or other consultant or retain any counsel to advise him or her.

Place and Language – Unless otherwise agreed by the Parties to the Arbitration, the place of the arbitration shall be Toronto, Ontario and any hearing in the course of the arbitration shall take place in Toronto, Ontario in the English language. The Arbitrator may hold hearings at a location other than the place of the arbitration if the parties to the arbitration agree.